Amendment No. 1 To Amended and Restated Recapitalization Agreement

          This Amendment No. 1 To Amended and Restated Recapitalization Agreement (this “Amendment”) is made and entered into as of October 22, 2004 (the “Amendment Date”) by and between Northwest Biotherapeutics, Inc., and its affiliates, if any (collectively, the “Company”), a Delaware corporation with offices at 22322 20th Ave SE, Suite 150, Bothell, Washington, 98021, and Toucan Capital Fund II, L.P., and its designees (collectively, “Investor”), a Delaware limited partnership with offices at 7600 Wisconsin Avenue, Bethesda, MD 20814. All capitalized terms used herein but not otherwise defined shall have the meaning given such terms in the Agreement (as defined below).

Recitals

          Whereas, the Company and Investor have entered into that certain Amended and Restated Recapitalization Agreement, dated as of July 30, 2004 (the “Agreement”);

          Whereas, the Company and Investor desire to amend the Agreement in order for Investor to provide the Company with up to $1,000,000 of additional Bridge Funding and to make such other changes to the Agreement as are set forth herein; and

          Whereas, Section 4.13(f) of the Agreement provides that the Agreement may be amended or modified only by a written instrument signed by the Company and Investor.

Amendment

          Now, Therefore, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor hereby agree as follows:

          1.          Section 1.1 of the Agreement is hereby amended by replacing “one hundred eighty (180)” with “two hundred twenty five (225) (or in the event the November Bridge Funding (as defined herein) is not provided, one hundred ninety five (195)).”

          2.          Section 1.2 of the Agreement is hereby amended by inserting “, including without limitation, the Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note dated October 22, 2004 attached hereto as Exhibit A-6, the October 22 Bridge Warrant (as defined herein) in the form attached hereto as Exhibit K-1 and, if issued, the Note evidencing the November Bridge Funding (as defined herein) in the form attached hereto as Exhibit A-7 and the November Bridge Warrant (as defined herein) in the form attached hereto as Exhibit K-2” immediately following the phrase “such other documents and agreements” in subsection (g) thereof.

          3.          Section 2.1 of the Agreement is hereby amended by adding a new subsection (k) immediately following Section 2.1(j) as follows:

          [***]*

          4.          Action 2.2(a) of the Agreement is hereby amended by replacing “A-5” with “A-6 (and if issued, A-7).”

          5.          Section 2.3(b) of the Agreement is hereby amended by adding the following text immediately following the third sentence thereof:

“On October 22, 2004 (the “Amendment Date”), Investor is providing an additional $500,000 of Bridge Funding (the “October 22 Bridge Funding”) to cover general operating expenses and certain other expenses of the Company agreed in advance by Investor during the remaining Bridge Period following the period covered by the Subsequent Bridge Funding.  The October 22 Bridge Funding shall be evidenced by a Note in the form attached hereto as Exhibit A-6 and shall be provided on the terms and conditions set forth herein. The October 22 Bridge Funding shall be used only for the purposes and in the amounts set forth in the budget included in the Schedule of Exceptions in connection with the October 22 Bridge Funding.  Subject to the satisfaction, or waiver by Investor, of the conditions set forth in Section 2.4(t) and Section 2.4(u) (as well as all other closing conditions contained herein), on or before November 5, 2004 Investor shall provide an additional $500,000 of Bridge Funding (the “November Bridge Funding”) to cover general operating expenses and certain other expenses of the Company agreed in advance by Investor during the remaining Bridge Period following the period covered by the Subsequent Bridge Funding.  If provided, the November Bridge Funding shall be evidenced by a Note in the form attached hereto as Exhibit A-7 and shall be provided on the terms and conditions set forth herein. If provided, the November Bridge Funding shall be used only for the purposes and in the amounts set forth in the budget included in the Schedule of Exceptions in connection with the November Bridge Funding.”

          6.          Section 2.3(b) of the Agreement is hereby further amended by replacing the phrase “Subsequent Bridge Note funds” with “Subsequent Bridge Funding, October 22 Bridge Funding or, if provided, November Bridge Funding” in the fourth sentence thereof (i.e., the tenth sentence thereof after giving effect to the inclusion of the six new sentences therein per Section 5 of this Amendment).

          7.          Section 2.5(i) of the Agreement is hereby amended and restated in its entirety as follows:

* Confidential Treatment Requested

“(i)          not deviate, during the period covered by such budgets, more than $10,000 in aggregate from the budget included in the Schedule of Exceptions in connection with the Subsequent Bridge Funding or the budget included in the Schedule of Exceptions in connection with the October 22 Bridge Funding or the November Bridge Funding, nor take any action or make any promise, undertaking or commitment that would result in the Company incurring or accumulating payables and/or other financial obligations of any kind, whether current or deferred, direct or indirect, for purposes other than as set forth in budgets expressly agreed to by Investor, and/or in any amounts in excess of the amounts set forth in such agreed budgets, which equal or exceed $10,000 in aggregate, and which have not been approved in writing in advance by Investor.”

          8.          Section 2.6(a) and Section 2.6(b) of the Agreement are hereby each amended by replacing “one hundred eighty (180)” with “two hundred twenty five (225).”

          9.          Section 2.4 of the Agreement is hereby amended by adding new subsections 2.4(t) and 2.4(u) immediately following Section 2.4(s) thereof, as follows:

“(t)          with respect to the October 22 Bridge Funding and the November Bridge Funding only, the Company and Investor shall have agreed to a mutually acceptable budget for the period from the Amendment Date through December 7, 2004.

(u)          with respect to the October 22 Bridge Funding and the November Bridge Funding only, the Company to have reported to Investor the Company’s cash position and all expenditures and agreements commitments or undertakings for expenditures as of the Amendment Date and as of the date of such closing.”

          10.         The Agreement is hereby amended by adding new Sections 2.11 and 2.12, immediately following Section 2.10 thereof, as follows:

                        “2.11     October 22 Bridge Warrant:

             (a)          Issuance of October 22 Bridge Warrant.  On the Amendment Date, Investor shall receive a warrant with coverage equal to one hundred percent (100%) of the principal amount due under the Note evidencing the October 22 Bridge Funding (the “October 22 Bridge Warrant”).  The Company shall, therefore, issue $500,000 in warrant coverage on the $500,000 of October 22 Bridge Funding provided on the Amendment Date.  The number of shares subject to the October 22 Bridge Warrant to be so issued shall be determined on the basis of $0.10 per share (subject to adjustment for stock splits, stock dividends and the like).  The total number of shares for which Investor shall initially be able to exercise the October 22 Bridge Warrant shall therefore be 5,000,000 shares as of the Amendment Date.

             (b)          Exercise of October 22 Bridge Warrant.  The October 22 Bridge Warrant shall be immediately exercisable upon issuance and continue to be exercisable for a period of seven (7) years after its issuance date.  The exercise price of the October 22 Bridge Warrant shall be the lesser of $0.10 per share (subject to adjustment for stock splits, stock dividends and the like, as provided more fully in the October 22 Bridge Warrant) and a 35% discount to the average closing price during the twenty trading days prior to the first closing of the sale of Convertible Preferred Stock; provided, however that in no event will the exercise price be less than $0.04 per share (subject to adjustment for stock splits, stock dividends and the like, as provided more fully in the October 22 Bridge Warrant).  In the event the Convertible Preferred Stock is approved and authorized, and the terms and conditions are the same as set forth herein and in the Convertible Preferred Stock Term Sheet, and Other Investors have purchased in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments) a minimum of $15 million of such Convertible Preferred Stock, on the terms and conditions set forth herein and in the Convertible Preferred Stock Term Sheet, then the October 22 Bridge Warrant shall be exercisable solely for such Convertible Preferred Stock (subject to Section 5 thereof).  However, if, for any reason, such Convertible Preferred Stock is not approved or authorized, and/or is approved or authorized on any terms different than any terms set forth herein and in the Convertible Preferred Stock Term Sheet, and/or if Other Investors have not purchased in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments) a minimum of $15 million of such Convertible Preferred Stock, on the terms and conditions set forth herein and in the Convertible Preferred Stock Term Sheet, the October 22 Bridge Warrant shall be exercisable for any Equity Security and/or Debt Security (each as defined in Section 2.7 hereof) and/or any combination thereof, in each case that Investor shall designate in Investor’s sole discretion (the securities so elected being the “Investor Designated Securities”).

             (c)          No Impairment.  The Company shall not, by amendment of its Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, omission, or agreement, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under and/or in connection with the October 22 Bridge Warrant, but shall at all times in good faith use best efforts to assist in carrying out of all the provisions of and/or relating to such October 22 Bridge Warrant and in taking all such action as may be necessary or appropriate to protect Investor’s rights, preferences and privileges under and/or in connection with the October 22 Bridge Warrant against impairment.  Investor’s rights, preferences and privileges granted under and/or in connection with the October 22 Bridge Warrant may not be amended, modified or waived without Investor’s prior written consent, and the documentation providing for such rights, preferences and privileges will specifically provide as such.

             (d)          Tax Treatment of October 22 Bridge Warrant and Note.  The Company and Investor, as a result of arm’s length bargaining, agree that the fair market value of the Note to be issued in connection with the October 22 Bridge Funding, if issued apart from the October 22 Bridge Warrant, is $495,000, and the fair market value of the October 22 Bridge Warrant, if issued apart from such Note, is $5,000.  The Company and Investor further agree that all tax filings and records relating to or including this Agreement, the Note to be issued in connection with the October 22 Bridge Funding and/or the October 22 Bridge Warrant shall be prepared on the basis of, and consistently reflect, the agreed fair market values set forth in this Section 2.11(d), and the Company shall instruct its accountants and other tax-preparation professionals to prepare all tax filings and returns on the basis of the foregoing.

          2.12     November Bridge Warrant:

            (a)          Issuance of November Bridge Warrant.  Within fourteen (14) calendar days of the Amendment Date, Investor shall receive a warrant with coverage equal to one hundred percent (100%) of the principal amount due under the Note evidencing the November Bridge Funding (the “November Bridge Warrant”).  Therefore, if the November Bridge Funding is provided, the Company shall issue $500,000 in warrant coverage on the $500,000 of November Bridge Funding provided.  The number of shares subject to the November Bridge Warrant to be so issued shall be determined on the basis of $0.10 per share (subject to adjustment for stock splits, stock dividends and the like).  The total number of shares for which Investor shall initially be able to exercise the November Bridge Warrant, if issued, shall therefore be 5,000,000 shares as of issuance.

            (b)          Exercise of November Bridge Warrant.  The November Bridge Warrant, if issued, shall be immediately exercisable upon issuance and continue to be exercisable for a period of seven (7) years after its issuance date.  The exercise price of the November Bridge Warrant, if issued, shall be the lesser of $0.10 per share (subject to adjustment for stock splits, stock dividends and the like, as provided more fully in the November Bridge Warrant) and a 35% discount to the average closing price during the twenty trading days prior to the first closing of the sale of Convertible Preferred Stock; provided, however that in no event will the exercise price be less than $0.04 per share (subject to adjustment for stock splits, stock dividends and the like, as provided more fully in the November Bridge Warrant).  In the event the Convertible Preferred Stock is approved and authorized, and the terms and conditions are the same as set forth herein and in the Convertible Preferred Stock Term Sheet, and Other Investors have purchased in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments) a minimum of $15 million of such Convertible Preferred Stock, on the terms and conditions set forth herein and in the Convertible Preferred Stock Term Sheet, then the November Bridge Warrant, if issued, shall be exercisable solely for such Convertible Preferred Stock (subject to Section 5 thereof).  However, if, for any reason, such Convertible Preferred Stock is not approved or authorized, and/or is approved or authorized on any terms different than any terms set forth herein and in the Convertible Preferred Stock Term Sheet, and/or if Other Investors have not purchased in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments) a minimum of $15 million of such Convertible Preferred Stock, on the terms and conditions set forth herein and in the Convertible Preferred Stock Term Sheet, the November Bridge Warrant, if issued, shall be exercisable for any Equity Security and/or Debt Security (each as defined in Section 2.7 hereof) and/or any combination thereof, in each case that Investor shall designate in Investor’s sole discretion (the securities so elected being the “Investor Designated Securities”).

             (c)          No Impairment.  The Company shall not, by amendment of its Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, omission, or agreement, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under and/or in connection with the November Bridge Warrant, if issued, but shall at all times in good faith use best efforts to assist in carrying out of all the provisions of and/or relating to such November Bridge Warrant, if issued, and in taking all such action as may be necessary or appropriate to protect Investor’s rights, preferences and privileges under and/or in connection with the November Bridge Warrant, if issued, against impairment.  Investor’s rights, preferences and privileges granted under and/or in connection with the November Bridge Warrant, if issued, may not be amended, modified or waived without Investor’s prior written consent, and the documentation providing for such rights, preferences and privileges will specifically provide as such.

             (d)          Tax Treatment of November Bridge Warrant and Note.  The Company and Investor, as a result of arm’s length bargaining, agree that, if the November Bridge Funding is provided, the fair market value of the Note to be issued in connection with the November Bridge Funding, if issued apart from the November Bridge Warrant, is $495,000, and the fair market value of the October 22 Bridge Warrant, if issued apart from such Note, is $5,000.  The Company and Investor further agree that, if the November Bridge Funding is provided, all tax filings and records relating to or including this Agreement, the Note to be issued in connection with the November Bridge Funding and/or the November Bridge Warrant shall be prepared on the basis of, and consistently reflect, the agreed fair market values set forth in this Section 2.12(d), and the Company shall instruct its accountants and other tax-preparation professionals to prepare all tax filings and returns on the basis of the foregoing.”

          11.          Section 3.4(b) of the Agreement is hereby amended by:

                         a.          replacing “$8 million” with “$7 million (or, in the event that the November Bridge Funding is not provided, $7,500,000)” in the first sentence thereof; and

                         b.          replacing “80,000,000” with “70,000,000 (or, in the event that the November Bridge Funding is not provided, 75,000,000)” in the third sentence thereof.

          12.          Section 4.6(g) of the Agreement is hereby amended and restated in its entirety as follows:

“(g)          The Company shall not deviate, during the period covered by such budgets, more than $10,000 in aggregate from the budget included in the Schedule of Exceptions in connection with the Subsequent Bridge Funding, the budget included in the Schedule of Exceptions in connection with the October 22 Bridge Funding, or the Schedule of Exceptions in connection with the November Bridge Funding, if issued, nor take any action or make any promise, undertaking or commitment that would result in the Company incurring or accumulating payables and/or other financial obligations of any kind, whether current or deferred, direct or indirect, for purposes other than as set forth in budgets expressly agreed to by Investor, and/or in any amounts in excess of the amounts set forth in such agreed budgets, which equal or exceed $10,000 in aggregate, and which have not been approved in writing in advance by Investor;”

          13.          Section 4.7.15 of the Agreement is hereby amended and restated in its entirety as follows:

          “4.7.15  Liabilities.  Other than (i) tax liabilities to the State of Washington in the maximum amount of $492,000, (ii) amounts payable to Cognate Therapeutics and (iii) future lease payments to Benaroya Capital Co. LLC for the Company’s premises lease not yet due, the Company’s aggregate accrued, contingent and/or other liabilities of any nature, either mature or immature, as of the Amendment Date, do not exceed $400,000, of which (X) $276,000 are currently due payables (including $204,966 for attorney and auditor fees), (Y) $65,000 are the aggregate balances of capital leases payable in monthly installments in the amounts set forth in the budget included in the Schedule of Exceptions through the first calendar quarter of 2006, decreasing thereafter, the last of which is fully amortized in May 2007, and (Z) $59,000 are accrued vacation and sick pay.”

          14.          The Agreement is hereby amended by adding new Exhibits A-6 and A-7, immediately following Exhibit A-5 thereto, in the forms attached as Exhibits A-6 and A-7 hereto.

          15.          The Agreement is hereby amended by adding new Exhibits K-1 and K-2, immediately following Exhibit J thereto, in the forms attached as Exhibits K-1 and K-2 hereto.

          16.          The October 22 Bridge Warrant in the form attached hereto as Exhibit K-1 (and, if issued, the November Bridge Warrant attached hereto as Exhibit K-2) shall be deemed to be a “Bridge Warrant” and a “Warrant” for all purposes under the Agreement and any Related Recapitalization Document.  The Note evidencing the October 22 Bridge Funding in the form attached hereto as Exhibit A-6 issued on the Amendment Date (and, if issued, the Note evidencing the November Bridge Funding in the form attached hereto as Exhibit A-7) shall be deemed to be a “Note” for all purposes under the Agreement and any Related Recapitalization Document.  Each of the October 22 Bridge Warrant and the Note evidencing the October 22 Bridge Funding (and, if issued, the November Bridge Warrant and the Note evidencing the November Bridge Funding) shall be deemed to be “Related Recapitalization Documents” for all purposes under the Agreement and all other Related Recapitalization Documents.

          17.          The Agreement is hereby amended by replacing Exhibit B thereto (the “Convertible Preferred Stock Term Sheet”) with the Amended and Restated Convertible Preferred Stock Term Sheet in the form attached hereto as Exhibit B, which shall be deemed the “Convertible Preferred Stock Term Sheet” for all purposes under this Agreement and all other Related Recapitalization Documents.

          18.          Except as amended and/or restated hereby, all other terms and conditions of the Agreement shall be unaffected hereby and remain in full force and effect.

          19.          This Amendment (including the Exhibits hereto, which are an integral part of the Amendment), together with the Agreement (including the Schedules and Exhibits thereto, which are an integral part of the Agreement) and the Related Recapitalization Documents, constitute the entire agreement among the parties hereto and thereto with regard to the subjects hereof and thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

          20.          This Amendment shall be governed by and construed under the laws of the State of Delaware, without regard to its conflicts of law provisions.

          21.          This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

          22.          This Amendment shall take effect immediately upon execution by the Company and Investor.

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EXECUTION VERSION

          In Witness Whereof, the parties hereto have executed this Amendment No. 1 to Amended and Restated Recapitalization Agreement as of the Amendment Date above written.

Northwest Biotherapeutics, Inc.
By:	/s/ Alton Boynton

Name: Alton L. Boynton
Title: President

Toucan Capital Fund II, LP
By:	/s/ Linda Powers

Name: Linda F. Powers
Title: Managing Director

Exhibit A-6

Form of  $500,000 Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note Dated October 22, 2004

(Filed herewith as Exhibit 10.2)

Exhibit A-7

Form of  $500,000 Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note to Evidence November Bridge Funding (If Provided)

NORTHWEST BIOTHERAPEUTICS, INC.
LOAN AGREEMENT, SECURITY AGREEMENT and
10% CONVERTIBLE, SECURED PROMISSORY NOTE

$	, 2004

SECTION 1.     GENERAL.

For value received, Northwest Biotherapeutics, Inc., a Delaware corporation (the “Maker” or the “Company”), hereby promises to pay to the order of Toucan Capital Fund II, L.P. or its assigns (collectively, the “Holder”), the principal amount of ______________ Dollars ($) upon written demand by Holder made at any time on or after the first anniversary of execution of this Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note (this “Note” or this “Agreement”), or such earlier date as may be applicable under Sections 3 and 4 hereof (the “Maturity Date”).   Maker shall pay interest on the unpaid principal amount of this Note, accruing from and after the date hereof at the rate of ten percent (10%) per annum, compounding annually (computed on the basis of a 365-day year and the actual number of days elapsed) (the “Interest Rate”).  Accrued interest shall be payable upon the payment of the principal of this Note.  The principal of, and interest on, this Note shall be payable in lawful currency of the United States of America by wire transfer in immediately available funds to the account of Holder, as provided in writing to Maker by Holder.  All payments shall be applied first to fees, costs and charges relating to this Note (including, without limitation, any costs of collection), then to accrued and unpaid interest, and thereafter to principal.  This loan is made by Holder to Maker in anticipation of an equity financing.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Recapitalization Agreement.

SECTION 2.     PRE-PAYMENT.

This Note may be pre-paid in whole or in part prior to the Maturity Date; provided Maker provides Holder with 30 days prior written notice thereof, and provided further that Holder shall have the option to convert this note in accordance with Section 12 hereof by notifying Maker of Holder’s election on or before the expiration of such thirty (30) day notice period.  In the event of prepayment, Maker shall pay a penalty in the amount of 1% of the principal and accrued interest then outstanding under this Note, unless a greater or lesser penalty is established or approved by the U.S. Small Business Administration (“SBA”).  Conversion of this Note shall not be deemed a prepayment.

SECTION 3.     DEFAULT INTEREST.

Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid principal amount and accrued and unpaid interest shall bear interest payable on demand at the lesser of (i) fourteen percent (14%) per annum, (ii) the maximum rate permitted under applicable rules and regulations of the SBA, or (iii) the maximum rate allowed by law  (the “Default Interest”). Such interest shall accrue, commencing upon the occurrence of an Event of Default and continuing until such Event of Default is cured or waived.

SECTION 4.     DEFAULTS.

          4.1             Definitions.  Each occurrence of any of the following events shall constitute an “Event of Default”:

                             (a)          if a default occurs in the payment of any principal of, interest on, or other obligation with respect to, this Note, whether at the due date thereof or upon acceleration thereof, and such default remains uncured for five (5) business days after written notice thereof from Holder;

                             (b)          if any representation or warranty of Maker made herein shall have been false or misleading in any material respect, or shall have contained any material omission, as of the date hereof;

                             (c)          if a default occurs in the due observance or performance of any covenant or agreement on the part of Maker to be observed or performed pursuant to the terms of this Note and such default remains uncured for five (5) business days after written notice thereof from Holder;

                             (d)          if a default occurs in Maker’s performance of any of the terms and conditions of that certain Amended and Restated Recapitalization Agreement, dated as of July 30, 2004 and as amended on October 22, 2004 (the “Recapitalization Agreement”) or any Related Recapitalization Document;

                             (e)          if Maker shall (i) discontinue its business, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of Maker or any of its property, (iii) make a general assignment for the benefit of creditors, or (iv) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, provided, however, that insolvency of Maker shall not constitute a default, or the basis for a default, during the Bridge Period;

                              (f)          if there shall be filed against Maker an involuntary petition seeking reorganization of Maker or the appointment of a receiver, trustee, custodian or liquidator of Maker or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an “Involuntary Petition”) and such Involuntary Petition shall not have been dismissed within ninety (90) days after it was filed, provided, however, that insolvency of Maker shall not constitute a default, or the basis for a default, during the Bridge Period;

                             (g)          if final judgment(s) for the payment of money in excess of an aggregate of $25,000 (excluding any portion thereof that an insurance company of nationally recognized standing and creditworthiness has agreed to pay) shall be rendered against Maker and the same shall remain undischarged for a period of thirty (30) days;

                             (h)          if there occurs any event that may have a material adverse effect on the business, affairs, prospects, operations, properties, assets, liabilities, structure or condition, financial or otherwise, of the Company (as such business is presently currently conducted and/or as it is proposed to be conducted), or on any material assets or any Intellectual Property or other Collateral developed, owned, controlled, licensed, possessed, or used by Maker, or to which Maker has any right, option, entitlement or claim, provided, however, that ongoing weakening of Maker’s financial condition due to ongoing expenditures and Maker’s failure to obtain equity financing shall not constitute a default, or the basis for a default, during the Bridge Period; or

                             (i)          if Maker deviates, during the period covered by such budget, more than $10,000 in aggregate from the budget included in the Disclosure Schedule (as defined herein), or takes any action or makes any promise, undertaking or commitment that would result in Maker incurring or accumulating payables and/or other financial obligations of any kind, whether current or deferred, direct or indirect, for purposes other than as set forth in budgets expressly agreed to by Holder, and/or in any amounts in excess of the amounts set forth in such agreed budgets, which equal or exceed $10,000 in aggregate, and which have not been approved in writing in advance by Holder.

          4.2              Cross-Default:  Maker acknowledges that the financing contemplated by this Note is part of an integrated Recapitalization Plan, as set forth in the Recapitalization Agreement and the Related Recapitalization Documents.  Maker further acknowledges and agrees that this Note is subject to all terms and conditions set forth in the Recapitalization Agreement and the Related Recapitalization Documents, and that the Recapitalization Agreement and the Related Recapitalization Documents are subject to all of the terms and conditions of this Note.  Maker agrees that any default by Maker under any provision of this Note, the Recapitalization Agreement or any of the Related Recapitalization Documents will constitute a default under each other Related Recapitalization Document and the Recapitalization Agreement.

          4.3              Remedies on Default.

                             (a)          Upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default: (i) any and all indebtedness of Maker to Holder under this Note or otherwise shall immediately become due and payable, both as to principal and interest (including any deferred interest and any accrued and unpaid interest and any Default Interest); and (ii) Holder may exercise all the rights of a creditor under applicable state and/or federal law.

                             (b)          In case any one or more Events of Default shall occur and be continuing, and acceleration of this Note or any other indebtedness of Maker to Holder shall have occurred, Holder may, inter alia, proceed to protect and enforce its rights by an action at law, suit in equity and/or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms hereof or thereof or in furtherance of the exercise of any power granted hereby or thereby or by law.  No right conferred upon Holder by this Note shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

SECTION 5.       DEFENSES.

          5.1              No Offsets.  The obligations of Maker under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

          5.2              Usury Limitations.  It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note or any other agreements or instruments between them, in no event shall such agreements or instruments require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under applicable law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by such laws.  If any excess of interest is unintentionally contracted for, charged or received under the Note or under the terms of any other agreement or instrument between the parties, the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.

SECTION 6.     REPLACEMENT OF NOTE.

          Upon receipt by Maker of reasonable evidence of the loss, theft, destruction, or mutilation of this Note, Maker will deliver a new Note containing the same terms and conditions in lieu of this Note.  Any Note delivered in accordance with the provisions of this Section 6 shall be dated as of the date of this Note.

SECTION 7.     EXTENSION OF MATURITY.

          Should the principal of or interest on this Note become due and payable on other than a business day, the due date thereof shall be extended to the next succeeding business day, and, in the case of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.  For the purposes of the preceding sentence, a business day shall be any day that is not a Saturday, Sunday, or legal holiday in the State of Delaware.

SECTION 8.     ATTORNEYS’ FEES AND COLLECTION FEES.

          Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, arbitration or mediation, or any settlement of any of the foregoing, Maker agrees to pay, in addition to principal and interest due and payable hereon, all costs of collection, including, without limitation, reasonable attorneys’ fees and expenses, incurred by Holder in collecting or enforcing this Note.

SECTION 9.     WAIVERS; CONSENT TO JURISDICTION.

          9.1            Waivers by Maker.  Maker hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.

          9.2            Actions of Holder not a Waiver.  No delay by Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver or modification of the terms hereof shall be valid unless set forth in writing by Holder and then only to the extent set forth therein.

          9.3            Consent to Jurisdiction.  Maker hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Delaware over any suit, action, or proceeding arising out of or relating to this Note or any other agreements or instruments with respect to Holder.  Maker hereby irrevocably waives, to the fullest extent permitted by law, any objection that Maker may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.  Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon Maker and may be enforced in any court in which Maker is subject to jurisdiction by a suit upon such judgment, provided that service of process is effected upon Maker as provided in this Note or as otherwise permitted by applicable law.

          9.4            Waiver of Jury Trial.  MAKER WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN MAKER AND HOLDER RELATING TO THE SUBJECT MATTER OF THIS NOTE.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE LOAN.

          9.5            Service of Process.  Maker hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by delivery of a copy thereof by certified mail, postage prepaid, return receipt requested, to Maker, and/or by delivery of a copy thereof to a registered agent of Maker.  Refusal to accept delivery, and/or avoidance of delivery, shall be deemed to constitute delivery.  Maker irrevocably agrees that service in accordance with this Section 9.5 shall be deemed in every respect effective service of process upon Maker in any such suit, action or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon Maker. Nothing in this Section 9.5 shall affect the right of Holder to serve process in any manner otherwise permitted by law or limit the right of Holder otherwise to bring proceedings against Maker in the courts of any jurisdiction or jurisdictions.

SECTION 10.    COVENANTS.

          10.1            Affirmative Covenants.  So long as this Note shall remain outstanding:

                             (a)          Office.  Maker shall maintain its principal office, and the majority of its employees, assets and operations, in the United States.

                             (b)          Use of Proceeds.  Maker will use the proceeds from this Note only for the following purposes:

(i)          General operating expenses, expenses for the development and protection of its intellectual property, and other usual and customary commercial and business expenses incurred in pursuing its business plan and strategy, on and after the effective date hereof;

(ii)         Audit expenses and regular and special SEC filing expenses, for audits and filings occurring on or after the effective date hereof, including, without limitation, SEC filings relating to solicitation of any shareholder consents to the recapitalization of Maker; and

(iii)        Expenses of accountants, attorneys, consultants and other professionals (including, without limitation, the expenses of Investor described in Section 4.11 of the Recapitalization Agreement) relating to the recapitalization of Maker, in each case only to the extent that both the nature and the amount of such expenses are in conformity with the budget approved in advance in writing by Holder and included in the Disclosure Schedule.  Maker will not use the proceeds from this Note for any other purpose.  Without limiting the generality of the foregoing, none of the proceeds will be used, without prior written agreement by the Holder, (i) to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any “security” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), (ii) to repay any indebtedness or discharge any obligation to an person or entity, other than trade payables incurred in the ordinary course of business on or after the effective date hereof, and consistent with Maker’s operating plans and budgets fully disclosed to the Holder prior to the Closing, or (iii) to engage in business activities which would cause a violation of 13 CFR 107.720.  This latter limitation prohibits, without limitation, the use of proceeds: (i) directly or indirectly, for providing funds to others; (ii) for the purchase or discounting of debt obligations; (iii) for factoring or long-term leasing of equipment with no provision for maintenance or repair; (iv) for engaging in real estate transactions such that Maker could reasonably be classified under Major Group 65 (Real Estate) of the SIC Manual; (v) for business activities wherein the assets of the business of Maker (the “Business”) will be reduced or consumed, generally without replacement, as the life of the Business progresses, and the nature of the Business does not require that a stream of cash payments be made to the financing sources of the Business, on a basis associated with the continuing sale of assets (examples of such businesses would include real estate development projects, the financing and production of motion pictures, and oil and gas well exploration, development and production); (vi) for a foreign operation; (vii) to provide capital to a corporation licensed or sub-licensed under the Small Business Investment Act, (viii) to acquire farm land, (ix) to fund production of a single item or defined limited number of items generally over a defined production period, such production to constitute the majority, of the activities of Maker (examples include electric generating plants), or (x) for any purpose contrary to the public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of Section 107.720 of Title 13 of the Code of Federal Regulations.

                             (c)          Seniority.  Except as otherwise expressly provided, and except for security interests and liens described in items 2, 3 and 4 of Schedule 14.11 of the Disclosure Schedule attached hereto as Exhibit B (the “Disclosure Schedule”), the indebtedness evidenced by this Note:  (i) shall be senior in all respects to all other indebtedness or obligations of Maker of any kind, direct or indirect, contingent or otherwise, other than obligations of Maker owed directly to the state or federal government, and other than any other indebtedness or obligations of Maker to Holder;  (ii) shall not be made subordinate or subject in right of payment to the prior payment of any other indebtedness or obligation of any kind, direct or indirect, contingent or otherwise, other than obligations of Maker owed directly to the state or federal government, and other than any other indebtedness or obligations of Maker to Holder.

                             (d)          No Conflicting Agreements.  Maker shall not enter into any agreement that would materially impair, interfere or conflict with Maker’s obligations hereunder.  Without Holder’s prior written consent, Maker shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way result in the creation of a security interest in any assets of Maker, including without limitation any Collateral (as defined in Exhibit A hereto).

                             (e)          Disclosure of Material Adverse Events.  Within three (3) business days of Maker obtaining knowledge thereof, Maker will notify Holder in writing of any event that may have a material adverse effect on the business, affairs, prospects, operations, properties, assets, liabilities, structure or condition, financial or otherwise, of the Company (as such business is presently conducted and/or as it is proposed to be conducted), or on any material assets or any Intellectual Property or other Collateral developed, owned, controlled, licensed, possessed, or used by Maker, or to which Maker has any right, option, entitlement or claim.  Operating expenditures in the ordinary course of business and in accordance with operating budgets approved by Maker’s Board of Directors and fully disclosed to Holder prior to the effective date hereof shall not be deemed to be material adverse events solely because they weaken Maker’s financial condition in the absence of new equity financing of Maker.

                             (f)          Financial Information.  So long as any principal and/or interest under this Note shall remain outstanding:

                                 (i)          Promptly after the end of each fiscal year (but in any event prior to February 28 of each year) and at such other times as Holder may reasonably request, Maker shall deliver to Holder a written assessment, in form and substance satisfactory to Holder, of the economic impact of such Holder’s financing hereunder, specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of the financing on Maker’s business in terms of revenues and profits and on taxes paid by Maker and its employees.

                                (ii)         Maker shall provide on a timely basis to Holder all financial information requested from time to time by Holder, including without limitation its quarterly and annual balance sheet and income statement.  Such financial information shall be certified by a member of Maker’s senior management.  Financial information required shall also include such information as is necessary for Holder to file form 468 with the SBA.

                                (iii)        In addition to the information specified in Section 10.1(f)(i) and (ii) above, upon request, Maker agrees promptly to provide Holder with sufficient additional information to permit Holder to comply with (i) its obligations under the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder and related thereto and (ii) provide any other information reasonably requested or required by any governmental agency asserting jurisdiction over Holder.

(iv) Maker shall report its cash position and all expenditures and agreements, commitments or undertakings for expenditures to Holder on a bi-weekly basis.

                             (g)          Access.  So long as any principal and/or interest under this Note shall remain outstanding, Maker shall permit Holder and its agents or representatives to visit and inspect Maker’s properties, to examine its books of account and records and to discuss Maker’s affairs, finances and accounts with its officers, all at such times during normal business hours as reasonably may be requested by Holder.  Maker shall allow SBA Examiners access to its books and records, as reasonably required by such Examiners in connection with their annual audits of Holder or for any other legitimate purposes.

                             (h)          SBA Compliance.  Maker acknowledges that Holder is a licensed Small Business Investment Corporation and thereby a participant in the SBIC program of the U. S. Small Business Administration (“SBA”), and as such is subject to the rules, regulations, guidance and direction of the SBA on matters affecting its business and investment practices, and that such rules and regulations affect the business activities and practices of the companies in which Holder makes investments.  Maker shall promptly and fully cooperate with Holder to facilitate both Maker’s and Holder’s compliance with all such SBA rules, regulations, guidance and direction.

                             (i)          Business Activity.  As long as this Note shall remain outstanding, Maker shall make no change in its business activity that would make it or any of its business activities non-compliant with SBA regulations and guidelines.

          10.2            Negative Covenants.  So long as this Note shall remain outstanding:

                             (a)          Indebtedness.  Maker shall not incur additional indebtedness, beyond the indebtedness already existing as of the date hereof, for borrowed money in excess of $10,000, in aggregate.

                             (b)          Liens.  Maker shall not grant to any person or entity a security interest, lien, license, or other encumbrance of any kind, direct or indirect, contingent or otherwise, in, to or upon any assets of Maker, including, without limitation, any intellectual property of any kind, as defined in Exhibit A hereto (respectively, the “Intellectual Property” and the “Collateral”).

                             (c)          Sale or License of Assets.  Maker shall not sell, lease, transfer, assign or otherwise dispose of or encumber (including, without limitation through licensing or partnering arrangements) or abandon, conceal, injure or destroy any material assets (whether tangible or intangible) of Maker (including, without limitation, any Collateral (as defined in Section 11), other than with the prior written approval of Holder and in the ordinary course of business.

                             (d)          Issuance of Capital Stock.  Except for (a) any transaction pursuant to an Unsolicited Proposal that Maker accepts in accordance with the fiduciary exception provided in Section 3.2 of the Recapitalization Agreement or (b) shares of capital stock issuable upon exercise or conversion of warrants or convertible securities outstanding prior to February 1, 2004, Maker shall not without Holder’s prior written approval: (i) issue any shares of capital stock or other securities, or any instruments exercisable for or convertible into capital stock or other securities, or (ii) make any promises, commitments, undertakings, agreements or letters of intent for any of the issuances described in (i) hereof.

                             (e)          Distributions and Redemptions.  Maker shall not declare or pay any dividends or make any distributions of cash, property or securities of Maker with respect to any shares of its common stock, preferred stock or any other class or series of its stock, or, directly or indirectly (except for repurchases of common stock by Maker in accordance with the terms of employee benefit plans or written agreement between Maker and any of its employees approved by the Board of Directors of Maker prior to February 1, 2004), redeem, purchase, or otherwise acquire for any consideration any shares of its common stock or any other class of its stock.

                             (f)          Hiring.  Maker shall not hire, engage, retain, or agree to hire, engage or retain, any Personnel, except with Holder’s express prior written approval, on a case by case basis.

                             (g)          Severance.  Maker shall not enter into, increase, expand, extend, renew or reinstate any severance, separation, retention, change of control or similar agreement with any Personnel, or agree, promise, commit or undertake to do so, except with Holder’s prior written approval, on a case by case basis.

                             (h)          Facilities.  Maker shall not purchase, lease, hire, rent or otherwise acquire directly or indirectly any rights in or to any asset or facility outside of the ordinary course of business in an amount in excess of $10,000, in aggregate, or agree, promise or commit to do so, except in accordance with the Maker’s budget that has been approved by the Maker’s board of directors and the Investor.

                             (i)          Expenses.  Maker shall make no expenditures in excess of $10,000 in aggregate other than in accordance with a budget pre-approved by Holder. Maker shall not deviate, during the period covered by such budget, more than $10,000 in aggregate from the budget included in the Disclosure Schedule, nor take any action or make any promise, undertaking or commitment that would result in Maker incurring or accumulating payables and/or other financial obligations of any kind, whether current or deferred, direct or indirect, for purposes other than as set forth in budgets expressly agreed to by Holder, and/or in any amounts in excess of the amounts set forth in such agreed budgets, which equal or exceed $10,000 in aggregate, and which have not been approved in writing in advance by Holder.

                             (j)          Other Limitations.

                                           (i)          Maker shall not change the nature of its business activity in a manner that would cause a violation of 13 C.F.R. Section 107.720 and/or Section 107.760(b) (including, without limitation, by undertaking real estate, film production or oil and gas exploration activities).  In the event that Maker changes the nature of its business activity such that such change would render Maker ineligible for financing pursuant to applicable SBA rules and regulations, Maker agrees to use its best efforts to facilitate a transfer or redemption of any securities then held by Holder.

                                           (ii)         Maker will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

                                           (iii)        For a period of at least one year after the date of this Note, Maker will locate no more than 49 percent of the employees or tangible assets of Maker outside the United States.

          10.3            Additional Covenant.  Immediately after the effective date of this Note, Maker shall recall all units of Maker’s Tangential Flow Filtration (“TFF”) devices, and all specifications, diagrams, description or other information relating to such TFF devices, or any similar device, from all third parties who may currently have any of the foregoing.  Maker will take all necessary steps to ensure that such recall is effective as quickly as possible, and in no event later than fifteen (15) days after the effective date hereof.   Until the later of the expiration of the Standstill Period (as defined in Section 13 below) or the date on which this Note has been discharged in full, Maker shall not sell, license, loan or otherwise in any way transfer or distribute Maker’s Tangential Flow Filtration (“TFF”) devices or any similar device, or any specifications, diagrams, description or other information about the TFF devices, to any third party, or commit or promise or enter into any understanding of any kind, direct or indirect, contingent or otherwise, to do any of the foregoing in regard to Maker’s TFF devices or any similar device, without the prior written consent of Holder in each case.

SECTION 11.     SECURITY INTEREST.

          11.1            First Priority in All Collateral.  To secure its obligations under this Note whether at stated maturity, by acceleration or otherwise, Maker hereby grants and pledges to Holder a first priority senior security interest in all of Maker’s right, title and interest in, to and under all of Maker’s tangible and intangible property, whether now owned, licensed or held or hereafter acquired, licensed, developed, held or arising, as described in Exhibit A hereto (the “Collateral”), and all proceeds of any kind from any disposition of any such Collateral. Such security interest shall be senior to any security interest in the Collateral granted the holders of  the Management Notes pursuant to any subordination agreement between Holder, the holders of the Management Notes and Maker, and shall be senior to any other security interest of any kind, direct or indirect, contingent or otherwise, in the Collateral except for the security interests and liens described in items 2, 3 and 4 of Schedule 14.11 of the Disclosure Schedule (only to the amounts set forth on such schedule) and any other indebtedness or obligations of Maker to Holder.  If certificates of title are now, or hereafter become, issued or outstanding with respect to any of the Collateral, Maker promptly shall cause the senior security interest of Holder to be properly noted thereon.  Maker agrees that the security interest herein granted has attached and shall continue until Maker’s obligations under this Note have been paid, performed and indefeasibly discharged in full.

          11.2            Rights Cumulative.  The rights and remedies of Holder with respect to the senior security interest granted hereby are in addition to those which are now or may hereafter be available to Holder as a matter of law or equity.  Each right, power and remedy of Holder provided for herein, or now or hereafter existing at law or in equity, shall be cumulative and concurrent and shall be in addition to every right, power and remedy provided for herein, and the exercise by Holder of any one or more of the rights, powers and/or remedies provided for in this Note, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including a grantee, of any or all other rights, powers and/or remedies.

          11.3            Documentation of Security Interest.  Maker shall execute, deliver, file, amend, and re-file any financing statements, instruments (including without limitation stock certificates), continuation statements, assignments, or other security agreements that Holder may require from time to time to confirm the liens arising out of this Note with respect to the Collateral.  Maker agrees to pay all reasonable costs associated with filing and/or re-filing of any financing statements, continuation statements or other security agreements required to perfect and to continue perfection of Holder’s security interest in the Collateral and all reasonable costs required to evidence the first priority of the security interest, including, without limitation, reasonable attorneys’ fees.  Maker authorizes Holder to file financing statements under the UCC with respect to the security interest granted hereby and agrees, upon request of Holder, to promptly and duly execute and deliver any and all such further instruments and documents, and to take such further action, as Holder may reasonably deem necessary or desirable to obtain the full benefits of this grant of security interest.

          11.4            No Conflicting Agreements.  Maker shall not enter into any agreement on or after the effective date of this Note that would materially impair or conflict with Maker’s obligations hereunder without Holder’s prior written consent. Without Holder’s prior written consent, Maker shall not permit the inclusion in any material contract to which it becomes a party on or after the effective date of this Note, of any provisions that could or might in any way prevent the creation, perfection and maintenance of a first priority security interest in Maker’s rights and interest in any property included within the definition of the Collateral acquired under such contracts. Maker represents and warrants that, as of the effective date of this Note, there are no existing agreements or undertakings that would materially impair or conflict with Maker’s obligations hereunder or that could or might in any way prevent the creation, perfection and maintenance of a first priority security interest in Maker’s rights and interest in any property included within the definition of the Collateral acquired under such contracts; except for existing equipment leases described in item 2 of Schedule 14.11 and the statutory liens described in items 3 and 4 of the Disclosure Schedule.

          11.5            Notification Requirements.  Within two (2) business days of  any officer, director or employee of Maker obtaining knowledge thereof, Maker will promptly notify Holder in writing of any event that materially adversely affects the value of any material Collateral, the ability of Maker to dispose of any material Collateral, or the rights and remedies of Holder in relation thereto, including the levy of any legal process against any of the Collateral.

          11.6            Foreclosure Remedy.  Notwithstanding anything to the contrary herein or in the Recapitalization Agreement or any other agreement or document, in the event that Maker is unable to pay and discharge this Note in full on the Maturity Date, subject to the compliance with the requirements of the Delaware Uniform Commercial Code, nothing herein or in the Recapitalization Agreement or any other agreement or document shall be deemed to preclude, limit or restrict Holder from requiring the delivery of some or all of the Collateral in full or partial satisfaction of Maker’s obligation under the Note.  Alternatively, Holder may, in its sole discretion, elect to cause some or all of the Collateral to be sold, and the sale proceeds to be used to pay and discharge the Note in full.

SECTION 12.     CONVERSION.

          12.1            Holder’s Election.  Notwithstanding any other provision of this Note or any applicable agreement or document, until, and/or in the absence of, purchases for cash of a minimum of $15 million of Convertible Preferred Stock, by Other Investors (as defined in the Recapitalization Agreement), on the terms and conditions set forth in the Recapitalization Agreement and the Convertible Preferred Stock Term Sheet, Holder may, in its sole discretion, elect to convert any or all of the principal and/or interest due under the Note into any Equity Security and/or Debt Security (each as defined below) and/or any combination thereof, in each case that Holder shall designate in Holder’s sole discretion (the securities so elected being the “Holder Designated Securities”).  Holder may make such determinations from time to time and at any time before this Note has been discharged in full, and, as applicable, at any time on or before the expiration of the thirty (30) day notice period required under this Note in the event the Maker wishes to prepay this Note.  For purposes hereof, (i) the term “Equity Security” means any class or series of equity security, or any combination of classes and/or series of equity securities, of the Maker that have been authorized under the Maker’s certificate of incorporation, as amended and/or restated, including by any certificate of designation (the “Charter”), or any new class or series of equity security, or any combination of new and/or existing classes and/or series of equity securities, of the Maker for which the Maker has undertaken any agreement, obligation, promise, commitment or letter of intent to obtain such authorization and (ii) the term “Debt Security” means any evidence of indebtedness of the Maker that the Maker has authorized, created or incurred, or that the Maker has undertaken any agreement, obligation, promise, commitment or letter of intent to authorize, create or incur.

          12.2            Automatic Conversion.  The principal amount of, and accrued and unpaid interest on, this Note shall automatically convert into Convertible Preferred Stock, upon the terms and conditions set forth herein and in the Recapitalization Agreement, only in the event, and upon the closing of, the purchase in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments), on the terms and conditions set forth in the Convertible Preferred Stock Term Sheet, by Other Investors, as defined in the Convertible Preferred Stock Term Sheet, of a minimum of $15 million of Convertible Preferred Stock.

          12.3            Information for Holder’s Election.  Maker shall provide to Holder, within two (2) business days after notice of each request by Holder, all information reasonably requested by Holder in connection with any Equity Securities and/or Debt Securities, to enable Holder to make decisions regarding one or more conversions.  In the event that Maker seeks to prepay this Note, Maker shall deliver to Holder, simultaneously and together with the notice required under Section 2 of this Note of Maker’s interest in prepaying the Note, a summary of all material information, terms and conditions relating to all Equity Securities and Debt Securities (including any “side” letters or agreements or separate agreements).

          12.4            Conversion Price.  The conversion price for any conversion pursuant to Section 12.2 shall be the lowest nominal or effective price per share paid by the Other Investors who acquire such Convertible Preferred Stock (with the exception of shares issuable upon exercise of the Initial Bridge Warrants).  The conversion price for any conversion into any equity or debt security pursuant to Section 12.1 shall be the lowest of (i) the lowest nominal or effective price per share paid by any investor at any time on or after the date one year prior to the Effective Date (with the exception of (x) purchases of up to 35,000 shares of Common Stock pursuant to certain options to purchase, at a purchase price of $0.0001, that were outstanding on the Effective Date and held by members of the Board of Directors, as set forth in Schedule 2.7(d) to the Recapitalization Agreement, and (y) shares issuable upon the exercise of the Initial Bridge Warrants, each of which shall be excluded from consideration under this section), (ii) the lowest nominal or effective price at which any investor is entitled to acquire shares (including, without limitation, through purchase, exchange, conversion or exercise) pursuant to any other security, instrument, or promise, undertaking, commitment, agreement or letter of intent of the Maker outstanding on or after the Effective Date or granted, issued, extended or otherwise made available by the Maker at any time on or after the date one year prior to the Effective Date (regardless of whether currently exercisable or convertible) (with the exception of (x) certain options to purchase up to 35,000 shares of Common Stock at a purchase price of $0.0001 that were outstanding on the Effective Date and held by members of the Board of Directors as set forth in Schedule 2.7(d) to the Recapitalization Agreement, and (y) the Initial Bridge Warrants, each of which shall be excluded from consideration under this section); and (iii) the lesser of $0.10 per share or 35% discount to the average closing price per share of the Common Stock during any twenty consecutive trading days (beginning with the twenty consecutive trading days prior to the Effective Date); provided, however, that in no event shall the price per share calculated pursuant to this clause (iii) be less than $.04 per share.  The calculation required by clause (ii) hereof shall initially be based upon Schedule 2.7(d) to the Recapitalization Agreement.  All other rights, preferences, privileges, terms and conditions received by Holder in connection with any conversion and/or any securities issued by the Maker to Holder upon conversion, shall be no less favorable to Holder than the rights, preferences, privileges, terms and conditions any other investor in the Maker has received or is entitled to receive with respect to the security into which Holder is converting pursuant to any other security, instrument, promise, undertaking, commitment, agreement or letter of intent of the Maker, whether or not such rights, preferences, privileges, terms and conditions for any other investor are incorporated into the agreements or documents relating to any conversion or any issuance of the security or other instrument to that investor or are provided separately, at any time on or after one year prior to the Effective Date.  In regard to each conversion hereunder, the Maker hereby agrees to take and/or arrange for all necessary corporate and related action to enable the execution of each such conversion elected by Holder.

          12.5            No Impairment.  Maker shall not, by amendment of its Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, omission or agreement, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by Maker under and/or in connection with this Note, but shall at all times in good faith use best efforts to assist in carrying out of all the provisions of and/or relating to this Note and in taking all such action as may be necessary or appropriate to protect Holder’s rights, preferences and privileges under and/or in connection with the Note against impairment.  Holder’s rights, preferences and privileges granted under and/or in connection with any Holder Designated Securities may not be amended, modified or waived without the Holder’s prior written consent, and the documentation providing for such rights, preferences and privileges will specifically provide as such.

SECTION 13.     STANDSTILL, EXCLUSIVITY AND CONFIDENTIALITY.

During the Bridge Period and the Equity Financing Period, as defined in the Recapitalization Agreement and in the Convertible Preferred Stock Term Sheet, but excluding the periods from February 18, 2004 through February 29, 2004 and from March 16, 2004 through the Effective Date (collectively the “Standstill Period”) the parties shall have worked together, and shall continue to work together, in good faith with best efforts to implement the terms of the Recapitalization Agreement, upon which the parties shall have reached binding agreement and which the parties shall have executed as a condition precedent to the execution and funding of this Note.  Except as provided in the fiduciary exception set forth in Section 3.2 of the Recapitalization Agreement, during the Standstill Period, the Maker and its officers, directors, employees, agents, advisers, consultants, partners and collaborators shall work only with Holder and its agents, advisers and consultants, and shall have had, and shall continue to have, no discussions, negotiations and/or communications of any kind with any other parties, regardless of which party initiates or attempts to initiate any such contact or communication, in regard to any potential equity or debt financing of the Maker by parties other than Holder, and/or any joint venture, license, co-development or other business arrangement by or with parties other than Holder.  Notwithstanding the fiduciary exception set forth in Section 3.2 of the Recapitalization Agreement, during the Standstill Period, the Maker and its officers, directors, employees, agents, advisers, consultants, partners and collaborators shall maintain confidentiality, and shall not have, and shall continue not to provide copies, excerpts, summaries, descriptions, or communicate in any way with any third parties, either directly or indirectly, as to any aspects of the recapitalization of Maker and/or any financing by Holder, including, without limitation, the identity of the parties involved, any terms of the Recapitalization Agreement, this Note, the Related Recapitalization Documents, the Convertible Preferred Stock or any other matter relating to the recapitalization of Maker, or the progress or status of any activities or processes relating to the recapitalization of Maker; provided, however, nothing herein shall prohibit the Maker from filing this Note, the Recapitalization Agreement and any Related Recapitalization Document with the Securities and Exchange Commission (the “SEC”), if required by the regulations of the SEC (subject to the covenant in Section 2.5(a) of the Recapitalization Agreement).  During the Standstill Period, the Maker shall not make any sales of equipment or other assets of any kind, including, without limitation, any non-essential laboratory equipment, and the Maker shall comply with Section 10.3 in regard to the TFF devices.

SECTION 14.     REPRESENTATIONS AND WARRANTIES.

Except as expressly set forth (with reference to a section in this Note) in the Disclosure Schedule attached hereto as Exhibit B (as updated as of each closing contemplated by the Recapitalization Agreement and the Related Recapitalization Documents), and only to the extent such exceptions are acceptable to Holder in its sole discretion as of the date of this Note, and independently as of the date upon which each additional Note is issued to Holder, and as of the date of each closing, if any, of the Anticipated Equity Financing, Maker represents and warrants to the following:

          14.1            Organization, Good Standing and Qualification.  Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business.  Maker is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, operations, prospects or condition (financial or otherwise).

          14.2            Authorization of Note, Etc.  The execution, delivery and performance by Maker of this Note has been duly authorized by all requisite corporate action by Maker in accordance with Delaware law.  This Note is a valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application effecting enforcements of creditors’ rights or general principles of equity.

          14.3            No Conflicts.  The execution, delivery, performance, issuance, sale and delivery of this Note and the Related Recapitalization Documents, and compliance with the provisions hereof by Maker, will not (a) to the knowledge of Maker, violate any provision of any law, statute, rule or regulation applicable to Maker or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Maker or any of its properties or assets or (b) conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any encumbrance upon any of the material assets of Maker under, the Charter or Bylaws of Maker (as they may be amended to date) or any agreement or instrument to which Maker is a party.  As used herein, “encumbrance” shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, licenses or other similar rights of any nature.

          14.4            Compliance with Other Instruments.  Maker is not in violation of any term of Maker’s Charter, as amended, including any certificate of designation filed therewith, and/or Maker’s Bylaws.  Maker is not, in any material respect, in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which Maker or any of such Collateral is subject.  To the best of Maker’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a breach or violation, in any material respect, under any applicable judgments, orders, writs, decrees, federal, state and/or local laws, rules or regulations which would have a material adverse affect on the condition, financial or otherwise, or operations of Maker (as it is currently conducted and as it is proposed to be conducted) or on any material assets or any Intellectual Property or other Collateral owned, controlled, licensed, possessed, and/or used by Maker.  To the best of its knowledge, Maker has avoided every condition, and has not performed any act, the occurrence of which would result in Maker’s loss of any right granted under any license, distribution agreement or other agreement or Maker’s loss of any rights in or to any Collateral.

          14.5            Approvals.  Maker has obtained all necessary permits, authorizations, waivers, consents and approvals of or by, and made all necessary notifications of and/or filings with, all applicable persons (governmental and private), in connection with the execution, delivery, performance, issuance, sale and/or delivery of this Note, the Recapitalization Agreement and the Related Recapitalization Documents, and consummation by Maker of the transactions contemplated hereby and thereby, except as listed in Schedule 14.5

          14.6            Capitalization.  The authorized capital stock of Maker consists of 125,000,000 shares of Common Stock, par value $0.001 per share and 15,000,000 shares of Preferred Stock, par value of $0.001 per share.  As of the date hereof, 19,028,779 shares of Common Stock are issued and outstanding and no shares of preferred stock of any kind are issued and outstanding.  No other shares of any class or series of Maker’s capital stock are authorized and/or issued and outstanding.  All issued and outstanding shares of capital stock of Maker have been duly authorized and validly issued, and are fully paid and non-assessable, and have been offered, sold and delivered by Maker in compliance with all applicable federal and state securities laws.  Except as set forth in Schedule 14.6, no subscription, warrant, option, convertible security, or other right (direct or indirect, contingent or otherwise) to purchase or otherwise acquire any equity securities of Maker is authorized or outstanding, and there is no agreement, promise, commitment, undertaking or letter of intent of any kind (direct or indirect, contingent or otherwise) by Maker to issue any shares, subscriptions, warrants, options, convertible securities, or other such rights, or to distribute to holders of any of its equity securities any evidence of indebtedness or asset.  Except as set forth in Schedule 14.6, Maker has no obligation of any kind (direct or indirect, contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Schedule 14.6 includes a true, accurate and complete statement describing the total number of shares of Maker outstanding as of the date of this Note (on a fully diluted basis, including, without limitation, all warrants and options outstanding (whether or not currently exercisable), all convertible instruments of any kind (whether or not currently convertible), shares of all classes of stock, and any agreements, promises, commitments, undertakings or letters of intent to issue any of the foregoing.

          14.7            Authorization of the Shares.  Maker has, or before the first closing of the Anticipated Equity Financing hereunder will have, authorized the issuance and sale of a sufficient number of shares of Convertible Preferred Stock, par value $0.001 per share, and Common Stock of the Maker to fully implement the Recapitalization Plan, while maintaining such additional authorized but unissued shares as reasonably determined by Holder to be appropriate. Of such authorized shares, a sufficient number of shares shall be reserved for issuance upon any exercise of the Bridge Warrants and/or Preferred Stock Warrants.  If at any time the number of authorized but unissued shares of Convertible Preferred Stock and/or of Common Stock is not sufficient to effect the conversion of all then outstanding convertible Notes and other instruments, and the exercise of all then outstanding warrants, options and similar instruments, then, in addition to such other remedies as may be available to Holder, including, without limitation, the exercise of Holder’s right of first refusal set forth in Section 2.7(f) of the Recapitalization Agreement, Maker shall take such corporate action as may be necessary to increase its authorized but unissued shares of Convertible Preferred Stock and/or Common Stock to such number of shares as will be sufficient for such purposes.  Such corporate action shall include, without limitation, obtaining all requisite regulatory approvals and any requisite shareholder approval of any necessary amendment to Maker’s Charter.

          14.8            Litigation.  Except as set forth in Schedule 14.8 of the Disclosure Schedule, there is no action, suit, proceeding or investigation pending or, to the knowledge of Maker, currently threatened against Maker, and/or its directors, officers, advisers, agents, properties, assets or business, in each case relating to Maker and/or its business, assets, operations or properties.  Maker is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by Maker currently pending or which Maker intends to initiate.

          14.9            No Liens.  Except for liens for the benefit of Holder, created by this Note, the Recapitalization Agreement and/or any of the Related Recapitalization Documents, and except as set forth in Schedule 14.9 of the Disclosure Schedule, none of the material assets of Maker, including the Collateral, are subject to any existing lien, pledge, security interest or other encumbrance of any kind, direct or indirect, contingent or otherwise.

          14.10           Full Disclosure.  Notwithstanding any other provision of this Note, neither this Note, nor any exhibit hereto, nor any written report, certificate, instrument or other information furnished to Holder in connection with the transactions contemplated under and/or in connection with Note contain any material misstatement (including, without limitation, any material omission), or is misleading in any material respect.

          14.11           No Other Security Interests or Other Encumbrances.  Except as set forth in Schedule 14.11 (and only to the amounts set forth on such schedule), there are no existing security interests, pledges, liens or other encumbrances of any kind, direct or indirect, contingent or otherwise (including without limitation any licensing or partnering arrangements or agreements), in or relating to any assets of Maker, including, without limitation, any Intellectual Property (as defined herein) or other Collateral.  All existing security interests, pledges, liens or other encumbrances of any kind, other than those set forth in Schedule 14.11 hereto (and only to the amounts set forth on such schedule), are subordinate to the security interest established pursuant to Section 11 hereof, all necessary consents, subordination agreements and waivers, if any, have been obtained, and all amended filings and/or re-filings shall be made immediately upon execution of this Note.

          14.12           “Small Business”.

                              (a)          Small Business Status.  Maker together with its “affiliates” (as that term is defined in Section 121.103 of Title 13 of Code of Federal Regulations (the “Federal Regulations”)) is a “small business concern” within the meaning of the Small Business Investment Act of 1958, as amended (the “Small Business Act” or “SBIA”), and the regulations promulgated thereunder, including Section 121.301(c) of Title 13, Code of Federal Regulations.

                              (b)          Information for SBA Reports.  Maker has delivered and/or will deliver to Holder certain information, set forth by and regarding the Maker and its affiliates in connection with this Note, on SBA Forms 480, 652 and Part A and B of Form 1031.  This information delivered was true, accurate, complete and correct, and any information yet to be delivered will be true, accurate, complete and correct, and in form and substance acceptable to Holder.

                              (c)          Eligibility.  Maker is eligible for financing by any Holder pursuant to Section 107.720 of Title 13 of the Federal Regulations and any other SBA regulations.

          14.13           Intellectual Property.

                              (d)          Definitions. “Intellectual Property” means all foreign and domestic intangible property and rights, owned, licensed, sub-licensed or otherwise obtained by Maker, including, without limitation, (i) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations and applications therefor, including divisions, continuations, continuations-in-part, requests for continued examination, and renewal applications, and including renewals, extensions and reissues (collectively, “Patents”); (ii) confidential and proprietary information, trade secrets and know-how, including without limitation processes, schematics, formulae, drawings, prototypes, models, designs and customer lists (collectively, “Trade Secrets”); (iii) all data, slides, observations, and laboratory results, produced by, for or on behalf of Maker, or which Maker has rights to obtain (collectively, “Data”); (iv) all FDA applications, registrations, filings and other rights (collectively, “FDA Rights”) and all data and documentation supporting or relating thereto; (iv) published and unpublished works of authorship, whether copyrightable or not (including, without limitation, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, “Copyrights”); (v) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, data, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same (collectively, “Trademarks”); (vi) all other intellectual property or proprietary rights, including, without limitation, all claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof (collectively, “Other Proprietary Rights”).

          “Intellectual Property Contracts” means all agreements involving, relating to or affecting the Intellectual Property, including, without limitation, agreements granting rights to use the Licensed or Sub-Licensed Intellectual Property, agreements granting rights to use Owned Intellectual Property, confidentiality agreements, Trademark coexistence agreements, Trademark consent agreements and non-assertion agreements.

          “Licensed or Sub-Licensed Intellectual Property” means the Intellectual Property that Maker is licensed, sub-licensed or otherwise permitted by other persons or entities to use.

          “Owned Intellectual Property” means the Intellectual Property owned by Maker.

          “Registered” means issued, registered, renewed or the subject of a pending application.

                              (e)          Schedule 14.13 (“Intellectual Property”) sets forth a true and complete list and summary description of (A) all Registered or material Owned Intellectual Property (each identified as a Patent, Trademark, Trade Secret, Copyright or Other Proprietary Right, as the case may be); (B) all Licensed or Sub Licensed Intellectual Property and (C) all Intellectual Property Contracts.

                              (f)          All Intellectual Property is valid, subsisting and enforceable.  No Owned Intellectual Property has been canceled, suspended, adjudicated invalid, not maintained, expired or lapsed, or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting Maker’s rights thereto.  No Licensed or Sub-Licensed Intellectual Property has been canceled, suspended, not renewed or extended, adjudicated invalid, not maintained, expired or lapsed, or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting Maker’s rights thereto.

                              (g)          The Owned Intellectual Property is owned exclusively by Maker and has been used with all patent, trademark, copyright, confidential, proprietary and other Intellectual Property notices and legends prescribed by law or otherwise permitted.

                              (h)          No suit, action, reissue, reexamination, public protest, interference, opposition, cancellation or other proceeding (collectively, “Suit”) is pending or threatened concerning any claim or position:

                                             (i)          that Maker, or another person or entity, has violated any Intellectual Property rights.  To Maker’s best knowledge, Maker is not violating and has not violated any intellectual property rights of any other party.

                                             (ii)         that Maker, or another person or entity, has breached any Intellectual Property Contract.  There exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by Maker, or a breach or default by another person or entity, under any Intellectual Property Contract.  No party to any Intellectual Property Contract has given Maker notice of its intention to cancel, terminate or fail to renew any Intellectual Property Contract.

                                             (iii)        that the Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by Maker.  No such claim has been threatened or asserted. To Maker’s best knowledge, no valid basis for any such Suits or claims exists.

                              (i)          To Maker’s best knowledge, no other person or entity is violating, infringing upon or claiming rights incompatible with Maker’s rights to any Intellectual Property.  Maker has provided to Holder copies of all information reasonably available to it relevant to intellectual property rights claimed by third parties and possible infringement thereof including, without limitation, any freedom to practice or freedom to operate opinions.

                              (j)          Except as set forth on Schedule 14.13(j), Maker owns or otherwise holds valid rights to use all Intellectual Property used in its business.

                              (k)          Maker has timely made all filings and payments with the appropriate foreign and domestic agencies and other parties required to maintain in full force and effect all Intellectual Property.  Except as set forth on Schedule 14.13, no due dates for filings or payments concerning the Intellectual Property (including, without limitation, office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings) fall due within ninety (90) days prior to or after the closing, whether or not such due dates are extendable.  Maker is in compliance with all applicable rules and regulations of such agencies and other parties with respect to the Intellectual Property.  All documentation necessary to confirm and effect the Intellectual Property, if acquired from other persons or entities, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices.

                              (l)          Maker has undertaken and consistently implemented best efforts to protect the secrecy, confidentiality and value of all non-public Intellectual Property used in its business (including, without limitation, entering into appropriate confidentiality agreements with all officers, directors, employees and other persons or entities with access to such non-public Intellectual Property).  Maker management has not disclosed any such non-public Intellectual Property to any persons or entities other than (i) Maker employees or Maker contractors who had a need to know and use such non-public Intellectual Property in the ordinary course of employment or contract performance, or (ii) prospective customers, and in each case who executed appropriate confidentiality agreements.

                              (m)          Maker has taken all reasonable measures to confirm that no current or former Maker employee is or was a party to any confidentiality agreement or agreement not to compete that restricts or forbids, or restricted or forbade at any time during such employee’s employment by Maker, such employee’s performance of Maker’s business, or any other activity that such employee was hired to perform or otherwise performed on behalf of or in connection with such employee’s employment by Maker.

          14.14           SEC Filings; Financial Statements.

                              (a)          Maker has delivered or made available to Holder accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Maker with the SEC since January 1, 2003, and all amendments thereto (the “Maker SEC Documents”).  Except as set forth on Schedule 14.14(a), all statements, reports, schedules, forms and other documents required to have been filed by Maker with the SEC have been so filed on a timely basis.   As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Note, then on the date of such filing):  (i) each of the Maker SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Maker SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                              (b)          The financial statements (including any related notes) contained in the Maker SEC Documents:  (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of Maker and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Maker and its consolidated subsidiaries for the periods covered thereby.

          14.15           Liabilities.  Other than (i) tax liabilities to the State of Washington in the maximum amount of $492,000, (ii) amounts payable to Cognate Therapeutics and (iii) future lease payments to Benaroya Capital Co. LLC for Maker’s premises lease not yet due, Maker’s aggregate accrued, contingent and/or other liabilities of any nature, either mature or immature, as of the Amendment Date, do not exceed $400,000, of which (X) $276,000 are currently due payables (including $204,966 for attorney and auditor fees), (Y) $65,000 are the aggregate balances of capital leases payable in monthly installments in the amounts set forth in the budget included in the Schedule of Exceptions through the first calendar quarter of 2006, decreasing thereafter, the last of which is fully amortized in May 2007, and (Z) $59,000 are accrued vacation and sick pay.

          14.16           Compliance with All Standstill Provisions.  Maker has complied in all respects with all standstill, exclusivity and confidentiality provisions of (a) this Note, the Recapitalization Agreement and the Related Recapitalization Documents, (b) Section 13 of that certain 10% Convertible, Secured Promissory Note by and between Maker and Holder dated as of February 2, 2004 and (c) Section 13 of that certain 10% Convertible, Secured Promissory Note by and between Maker and Holder dated as of March 1, 2004.

SECTION 15.      INDEMNIFICATION

          15.1             Indemnification Agreement.

                              (a)          In addition to all rights and remedies available to Holder at law or in equity, Maker shall indemnify Holder and each subsequent holder of this Note, and their respective affiliates, stockholders, limited partners, general partners, officers, directors, managers, employees, agents, representatives, successors and assigns (collectively, the “Indemnified Persons”) and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense (other than any demand, claim, action or cause of action instituted by Maker), including interest, penalties, reasonable attorneys’ fees and expenses, and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Losses) which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                                             (i)          any material misrepresentation in, or material omission from, or breach of any of the representations, warranties, statements, schedules and/or exhibits hereto, certificates or other instruments or documents furnished to Holder by Maker in connection with this  Note; or

                                             (ii)         any material nonfulfillment or material breach of any covenant or agreement on the part of Maker under this Note.

                              (b)          Notwithstanding the foregoing, Maker shall not be liable for any portion of Losses resulting from the gross negligence or willful misconduct of Holder or a subsequent holder of this Note.

                              (c)          Within twenty (20) days after receipt of notice of commencement of any action or the assertion of any claim by a third party, Holder shall give Maker written notice thereof together with a copy of such claim, process or other legal pleading of such claim.  Maker shall have the right to assist in the defense thereof by representation of its own choosing.

          15.2             Survival.  All indemnification rights hereunder shall survive the execution and delivery of this Note and the consummation of the transactions contemplated hereby (i) for a period of two years with respect to representations and warranties made by Maker, and (ii) until fully performed with respect to covenants and agreements made by Maker, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of Holder and/or any of the Indemnified Persons, or the acceptance by Holder of any certificate or opinion.

          15.3             Payment.  Any indemnification of Holder or any other Indemnified Person by Maker pursuant to this Section 15 shall be effected by wire transfer of immediately available funds from Maker to an account designated by Holder or such other Indemnified Person within fifteen (15) days after the determination thereof.

SECTION 16.      INTEGRATION WITH RECAPITALIZATION PLAN

Maker acknowledges and agrees that the funding provided by Holder pursuant to this Note is only being provided as part of an integrated Recapitalization Plan, as set forth in the Recapitalization Agreement.  Maker further acknowledges and agrees that this Note is subject to all terms and conditions set forth in the Recapitalization Agreement.

SECTION 17.      MISCELLANEOUS.

          17.1             Notices.  All notices, demands and requests of any kind to be delivered to any party in connection with this Note shall be in writing and shall be deemed to be effective upon delivery if (i) personally delivered, (ii) sent by confirmed facsimile with a copy sent by nationally recognized overnight courier, (iii) sent by nationally recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

          if to Maker:         Northwest Biotherapeutics, Inc.
                                       22322 20th Ave SE, Suite 150
                                       Bothell, WA  98021
                                       Fax: (425) 608 3146
                                       Attn: Alton Boynton

          if to Holder:          Toucan Capital Fund II, LP
                                       7600 Wisconsin Avenue
                                       Suite 700
                                       Bethesda, MD 20814
                                       Fax: (240) 497-4060
                                       Attention: Linda F. Powers

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance with the provisions of this Section.

          17.2             Parties In Interest.  This Note shall bind and inure to the benefit of Holder, Maker and their respective successors and permitted assigns.  Maker shall not transfer or assign this Note without the prior written consent of Holder.  Holder may transfer and assign this note without the prior consent of Maker.

          17.3              Entire Agreement.  This Note together with the Disclosure Schedule and the Recapitalization Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

          17.4              Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws of the State of Delaware or any other state).

          17.5              Headings.  The section and paragraph headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

          17.6              Amendments.  No provision of this Note may be amended or waived without the express written consent of both Maker and Holder, provided, however, that Holder may waive any provision hereof that inures to the benefit of Holder without the prior written consent of Maker. Also notwithstanding anything to the contrary, this Note shall be amended as and to the extent necessary to comply with the Small Business Investment Act and all regulations, advice, direction and guidance applicable to SBIC’s.

          17.7              Nature of Obligation.  This Note is being made for business and investment purposes, and not for household or other purposes.

          17.8              Expenses.  Maker shall pay, reimburse or otherwise satisfy, upon demand of Holder, all fees, costs and expenses incurred and/or undertaken, and to be incurred and/or undertaken, by Holder relating to the preparation for, development of and implementation of the Recapitalization Plan set forth in the Recapitalization Agreement, including, without limitation, all due diligence expenses and all expenses relating to the Bridge Funding, the Anticipated Equity Financing and the transactions contemplated thereby and the documentation of the foregoing (including, without limitation all legal fees and expenses and costs incurred and to be incurred in connection with any SBA filings), which shall be satisfied by Maker upon Holder’s demand, including but without limitation upon each closing of the Bridge Funding or Anticipated Equity Financing.  This obligation shall apply regardless of whether or not all of the transactions contemplated in the Recapitalization Agreement close.  At each closing of Bridge Funding and/or Anticipated Equity Financing, at Holder’s sole discretion, and with respect to any or all of such fees, costs and expenses accrued through such closing, Maker shall (a) pay Holder in cash concurrently with such closing (or at Holder’s sole discretion, Investor may withhold such amount from the wire of investment proceeds), (b) issue a Note in the form hereof in principal amount equal to such fees, costs and expenses (which at Holder’s option may instead be evidenced as an increase in the principal amount of any Note issued in connection with such closing); or (c) treat such fees, costs and expenses as an unsecured payable.  At any time following such closing, Holder may require any amounts that it elected to have Maker treat as unsecured amounts payable to be paid in cash or satisfied by issuance of a Note in the principal amount of some or all of such unsecured obligation.

          IN WITNESS WHEREOF, Maker has caused this Note to be duly executed by its duly authorized person(s) as of the date first written above.

NORTHWEST BIOTHERAPEUTICS, INC.

By

Name: Alton Boynton

Title: President

Consent and Agreement

          Toucan Capital Fund II, L.P. consents to the loan and security interest granted by Maker in the foregoing Note.

TOUCAN CAPITAL FUND II, LP

By

Name: Linda Powers

Title: Managing Director

EXHIBIT A

DESCRIPTION OF COLLATERAL

          The “Collateral” consists of all of Maker’s right, title and interest (in each case, whether now owned or hereafter acquired) in and to the following:

          (a)          All intellectual property of any kind, whether owned, licensed or otherwise permitted to be used, and whether now held or hereafter acquired or developed (the “Intellectual Property”).  Such Intellectual Property shall include, without limitation, all foreign and domestic intangible property and rights, owned, licensed or otherwise obtained by Maker, including, without limitation, (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registration for the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same, including without limitation those items reference on Appendix 1 hereto (collectively, “Trademarks”); (ii) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations and applications therefor, including divisions, continuations, continuations-in-part, requests for continued examination, and renewal applications, and including renewals, extensions and reissues, including without limitation those items reference on Appendix 2 hereto (collectively, “Patents”); (iii) confidential and proprietary information, trade secrets and know-how, including, without limitation, processes, schematics, formulae, drawings, prototypes, models, designs and customer lists (collectively, “Trade Secrets”); (iv) published and unpublished works of authorship, whether copyrightable or not (including, without limitation, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, “Copyrights”); (v) all FDA applications, registrations, filings and other rights (collectively, “FDA Rights and Materials”); (vi) all results, information and data arising from, or obtained in connection with, research, development, pre-clinical work and/or clinical trials (collectively, “Data”); and (vii) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof (collectively, “Other Proprietary Rights”).

          (b)          All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

          (c)          All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Maker’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing an any documents of title representing any of the above.

          (d)          All contract rights, general intangibles and intellectual property, now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, computer code, copyrights, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind.

          (e)          All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Maker arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Maker, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefore, as well as all merchandise returned to or reclaimed by Maker.

          (f)          All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Maker’s books relating to the foregoing.

          (g)          Each item of equipment, or personal property whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, and accessions to any and all of the foregoing, and all proceeds from sales, renewals, releases or other dispositions thereof.

          (h)          All Maker’s books relating to the foregoing and any and all claims, rights and interests in any of the above, whether now owned or hereafter acquired, and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, to the extent any of Maker’s licensed Intellectual Property prohibits the transfer or encumbrance of such licensed Intellectual Property (the “Restricted Intellectual Property”) without prior consent of the owner or licensor thereof, such Restricted Intellectual Property is hereby conditionally included within the definition of Collateral, subject to receipt, by or on behalf of Maker, of any required consents.  If requested by Holder, Maker shall use its best efforts to obtain the required consents under any Restricted Intellectual Property within thirty (30) days of such request.

Appendix 1
Trademarks

Appendix 2
Patents

EXHIBIT B

DISCLOSURE SCHEDULE

Exhibit B

AMENDED AND RESTATED BINDING TERM SHEET
CONVERTIBLE PREFERRED STOCK
Northwest Biotherapeutics, Inc.
October 22, 2004

This Amended and Restated Binding Convertible Preferred Stock Term Sheet amends and restates that certain Binding Convertible Preferred Stock Term Sheet by and between the parties hereto dated as of April 26, 2004.

Issuer:	Northwest Biotherapeutics, Inc. (the “Company”), a Delaware corporation.

Purchasers:	Toucan Capital Fund II, L.P and/or its designee(s) (collectively, “Investor”), and such other investors as may subsequently be identified (the “Other Investors”).

Election to lead equity financing:	At Investor’s election on or before the end of the Bridge Funding Period, Investor shall have the right to lead the equity financing and assemble the syndicate of Other Investors.

Securities to be Issued:	10% Cumulative Convertible Preferred Stock (“Convertible Preferred” or “Convertible Preferred Stock”), convertible into common stock of the Company (“Common” or “Common Stock”).

Share price:

The price per share shall be the lesser of $0.10 per share or 35% discount to the average closing price during the twenty trading days prior to closing; provided, however, that in no event will the price per share be less than $.04.  The share price provided herein is subject to adjustment for dividends, splits, etc.

Amount of Issuance:

Up to $40 million (including any shares issuable upon conversion of Bridge Funding, but not including any shares issuable upon exercise of warrants, options, and similar instruments or obligations) (the “Maximum Issuance”), in one or more tranches.

First Closing:	First closing (“First Closing”) to occur upon completion of Bridge Period, documentation and fulfillment of conditions to closing.

Subsequent Closings:

Additional closings of the Convertible Preferred Stock after the First Closing (“Subsequent Closings”) may take place at any time on or before 12 months after the First Closing (the “Equity Financing Period”), so long as the aggregate amount raised does not exceed the Maximum Issuance.  All subsequent closings of the Convertible Preferred Stock shall be on the same terms and conditions as in the First Closing and shall use the same documentation as in the First Closing.

Warrants:

The Company shall issue $7 million (or, in the event that the November Bridge Funding is not provided, $7.5 million) in warrant coverage on the first $7 million (or, in the event that the November Bridge Funding is not provided, $7.5 million) Convertible Preferred Stock purchased for cash (the “Preferred Stock Warrants”).  Preferred Stock Warrants shall not be issued upon conversion of notes, exercise of warrants, or other conversion or exercise.  The number of warrants to be so issued shall be determined on the basis of $0.10 per share. If the total of $7 million (or, in the event that the November Bridge Funding is not provided, $7.5 million) is invested in Convertible Preferred Stock, the number of warrants issued shall be exercisable for 70 million (or, in the event that the November Bridge Funding is not provided, 75 million) shares of Convertible Preferred Stock.  The exercise price of such Preferred Stock Warrants shall be the lesser of $0.10 per share (subject to adjustment for stock splits, stock dividends and the like) and 35% discount to the average closing price during the twenty trading days prior to the First Closing; provided, however, that in no event will the exercise price be less than $.04 per share (subject to adjustment for stock splits, stock dividends and the like).  The exercise period shall commence upon issuance of the Preferred Stock Warrants, and shall continue for a period of seven (7) years after their respective issuance dates.

Tax Treatment of Warrants:

The Company and the purchasers of the Convertible Preferred Stock shall agree upon the fair market value of the Preferred Stock Warrants, and the Company shall make all of its tax filings on this basis, and instruct its accountants and other tax-preparation professionals to prepare all tax filings and returns on the basis of the foregoing.

Right of First Refusal:

Investor shall have a right of first refusal to purchase up to $15 million of the Convertible Preferred Stock.  This right of first refusal shall apply at each closing during the Equity Financing Period, until the $15 million amount is reached.  Such purchases shall be determined in addition to, and shall not be deemed to include, any purchases of Convertible Preferred Stock by Investor (including its designees) through conversion of Bridge Funding, or exercise of any warrants or similar instruments.  Such right of first refusal shall apply regardless of whether or not Investor leads the financing during any part of the Equity Financing Period.

Conditions to Closings:

The following conditions shall apply to each closing for the purchase and sale of Convertible Preferred Stock. Each such condition must be satisfied or waived, and such satisfaction and/or waiver of each such condition shall be determined by Investor and,as applicable, Other Investors in their respective sole discretion, individually and not jointly.

•

The Company shall have in all material respects performed, and be in compliance with, all obligations, agreements, covenants, closing conditions and other provisions contained in the Amended and Restated Recapitalization Agreement by and between the parties hereto dated July 30, 2004, as amended on October 22, 2004 (the “Recapitalization Agreement”), the Notes evidencing Bridge Funding (to the extent any such notes remain outstanding), and the other Related Recapitalization Documents including, without limitation, the financing documents associated with the issuance of the Convertible Preferred Stock (the “Financing Documents”), required to be performed or fulfilled on or before the applicable closing date.

•

All representations and warranties set forth in the Recapitalization Agreement, the Notes evidencing Bridge Funding (to the extent any such notes remain outstanding), and the other Related Recapitalization Documents shall be true and complete as of each closing.

•

There shall have been no change that has had or is reasonably likely to have a material adverse effect on the business, affairs, prospects, operations, properties, assets, liabilities, structure or condition, financial or otherwise, of the Company (as such business is presently conducted and/or as it is proposed to be conducted) between the date of the Recapitalization Agreement and each closing of purchases of Convertible Preferred Stock.

•

All corporate and other proceedings, and all documents relating to the issuance and sale of Convertible Preferred Stock pursuant to the Recapitalization Agreement shall be satisfactory in substance and form to Investor and Other Investors, as applicable.  Investor’s counsel and each Other Investors’ counsel (if applicable) shall have received all such counterpart originals or certified or other copies of such documents as they may have requested including, without limitation:

•

The resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with the sale of the Convertible Preferred Stock certified by the Secretary of the Company as of the Closing Date.

•

All stockholder consents, votes or other approval required by applicable state or federal law (including any and all SEC rules and regulations) and any consents required by applicable securities exchanges or markets or corporate partners required to authorize and approve all matters in connection with the sale of Convertible Preferred Stock as contemplated by this term sheet.

•

The Company shall have executed, delivered and maintained in force (i) a Convertible Preferred Stock purchase agreement, (ii) an Investors’ Rights Agreement, (iii) an amended and restated certificate of incorporation (or if appropriate, a certificate of designation), (iv) a voting agreement, if applicable, and (v) such other documents as may be necessary or desirable in the determination of Investor and Other Investors, as applicable.

•

The Investor and Other Investors shall have received from counsel to the Company an opinion letter containing opinions customary for transactions similar to the Proposed Equity Financing in the form reasonably acceptable to Investor and Other Investors (including, but not limited to, an opinion that the issuance of the Convertible Preferred Stock, the Preferred Stock Warrants and the securities issuable upon conversion and/or exercise thereof pursuant to the Proposed Equity Financing are exempt from the registration provisions of the federal and state securities laws).

•

The Company shall have taken all necessary steps to set the number of directors on the Company’s board of directors at seven (7) and elect directors according to the “Board of Directors” section below, including, without limitation, execution of a Voting Agreement if necessary or desirable in the determination of Investor and Other Investors, as applicable.

•

The Company shall have delivered a certificate of its Chief Executive Officer, or other authorized and responsible officer of the Company acceptable to Investor and Other Investors, as applicable, in their respective sole discretion, certifying that all closing conditions have been fulfilled and that all representations and warranties are applicable and true as of the date of such closing.

•

The Company shall have provided prior to the applicable closing date all due diligence information requested by any investor, and/or necessary to enable such investor to complete a thorough due diligence review and obtain a complete and accurate understanding of the business, operations, prospects, assets, liabilities, structure, legal aspects and condition, financial or otherwise, of the Company.

•

Within the six month period prior to any closing of Convertible Preferred Stock, the Company shall not have entered into, increased, expanded, extended, renewed or reinstated (or agreed, promised, committed or undertaken to do so), any severance, separation, retention, change of control or similar agreement with any employee, other than such agreements entered into with the prior written approval of Investor and Other Investors, as applicable.

•

Within the six month period prior to any closing of Convertible Preferred Stock, the Company shall not have hired, or agreed to hire, any employee or engaged, or agreed to engage, any consultant, independent contractor or any other non-employee personnel, except in accordance with the Company’s budget that has been approved by the Company’s board of directors and the Investor and Other Investors, as applicable;

•

Within the six month period prior to any closing of Convertible Preferred Stock, the Company shall not have purchased, leased, hired, rented or otherwise acquired directly or indirectly any rights in or to any asset or facility in an amount in excess of $10,000, or agreed, promised or committed to do so, except in accordance with the Company’s budget that has been approved by the Company’s board of directors and the Investor and Other Investors, as applicable.

	•	[***]*

	•	All Intellectual Property licenses, agreements, patent applications and filings shall be current and in good standing.

•

The Company shall have obtained the approval of the required number of its stockholders (the Company shall be obligated to use its best efforts in good faith comply with these terms and conditions to obtain stockholder consent and, in the event that it uses its best efforts in good faith to do so and fails to achieve stockholder approval, the Company shall not be required to sell the Convertible Preferred Stock).

	•	The satisfaction of other customary conditions of transactions of this sort that Investor may reasonably require.

Conversion:

The Convertible Preferred Stock shall be convertible at any time, in whole or in part, at the option of the holder (without any further payment by the holder) into Common Stock of the Company.  The initial conversion ratio shall be one share of Common Stock for each share of Convertible Preferred Stock (the “Conversion Ratio”).  The Conversion Ratio shall be subject to appropriate adjustment in the event of (i) any subdivision or combination of the Company’s outstanding Common Stock, (ii) any distribution by the Company of a stock dividend or assets, (iii) any capital reorganization or reclassification of the Company affecting the conversion price, or other similar transactions, as applicable.  The Conversion Ratio shall also be subject to adjustment pursuant to the anti-dilution provisions (below).

     * Confidential Treatment Requested

Rights, Preferences, Privileges and Restrictions:

(1)     Dividends:  A cumulative dividend shall accrue at the rate of 10% per annum, compounding quarterly on the Convertible Preferred Stock.  No dividends shall be paid on the Common or any other securities issued by the Company other than the Convertible Preferred Stock.  Dividends shall be payable as and when determined by the Board of Directors, and upon the occurrence of a liquidation.  A liquidation shall be deemed to include, without limitation, a merger resulting in a change in control of the Company, sale of all or substantially all of the assets of the Company, or transfer of control (not including any transfer of control that is the result of the sale and issuance of the Convertible Preferred Stock contemplated hereunder, the conversion of any of the Bridge Funding or exercise of any Bridge Warrants or Preferred Stock Warrants).

(2)     Liquidation Preference:  In the event of liquidation or winding up of the Company, the holders of shares of Convertible Preferred shall be entitled (at such holders’ option) to convert such shares to Common Stock or to receive, in preference to the holders of Common, (i) an amount equal to the original purchase price with respect to such Convertible Preferred Stock, plus (ii) (to the extent of current and/or retained earnings) any dividends accrued but not paid on such Convertible Preferred Stock, or such lesser amount as is the maximum amount acceptable under applicable SBA and SEC  rules and regulations.  Thereafter, all remaining assets shall be distributed pro-rata to the holders of Common Stock and all Convertible Preferred Stock on an as converted basis.  A liquidation shall be deemed to include, without limitation, a merger resulting in a change in control of the Company, sale of all or substantially all of the assets of the Company, or transfer of control (not including any transfer of control that is the result of the sale and issuance of the Convertible Preferred Stock contemplated hereunder, the conversion of any of the Bridge Funding or exercise of any Bridge Warrants or Preferred Stock Warrants).

(3)     Anti-dilution:  Notwithstanding anything herein to the contrary, except for issuances to management and employees, which must be approved by the Board pursuant to written benefit plans, and except for issuances relating to the Bridge Funding under the Recapitalization Agreement, if the Company issues (or, directly or indirectly promises, commits, or undertakes to issue) any additional securities or instruments at a nominal or effective purchase price less than the price resulting from the application of the Conversion Ratio, calculated on a fully diluted basis with respect to the Convertible Preferred Stock, then the Conversion Ratio of such Convertible Preferred Stock shall be reduced on a full ratchet basis to eliminate the effect of such dilutive issuance on such Convertible Preferred Stock.

(4)     Protective Provisions:  Until fewer than 1,000,000 shares of Convertible Preferred Stock are outstanding (as adjusted for stock splits, stock dividends and the like), the Company shall not, without the approval of the Board of Directors and the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Convertible Preferred Stock: (i) authorize or issue (including, without limitation, by way of recapitalization), or obligate itself to authorize or issue, any equity security of the Corporation, or any other security exercisable for or convertible into an equity security of the Corporation, that has redemption rights or that is senior to or on parity with the Convertible Preferred Stock as to dividend rights, voting rights, liquidation preferences or any other rights, preferences or privileges; (ii) increase or decrease  (other than by conversion) the total number of authorized shares of Convertible Preferred Stock or Common Stock; (iii) effect any sale, lease, assignment, transfer or other conveyance or encumbrance of all or substantially all of the assets of the Corporation or any of its subsidiaries in one or more related transactions, or any consolidation or merger resulting in a change in control of the Company, or any reclassification, recapitalization or other change of any capital stock of the Corporation; (iv) change the authorized number of directors of the Corporation; (v) amend or repeal the Certificate (including by way of any Certificate of Designation) or the Corporation’s Bylaws; (vi) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock or common stock equivalents; provided, however, that this restriction shall not apply to the repurchase of up to a maximum of $100,000 of Common Stock per year from employees, officers, directors, consultants, advisors or other persons performing services for the Corporation, pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment;  (vii) effect the liquidation, dissolution or winding up of the Corporation; or  (viii) agree, promise, commit or undertake to do any of the foregoing.

(5) Voting Rights: The holders of Convertible Preferred will have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of such Preferred Stock.

Private Placement:

The Convertible Preferred Stock shall not be registered under the Securities Act of 1933, as amended (the “Act”) and may not be resold without such registration or an exemption under the provisions of the Act.  The Convertible Preferred Stock shall be sold only to “accredited investors,” as defined in Regulation D under the Act.

Registration Rights

At the request of Investor, the Company will use its best efforts to prepare and file, within 60 days following the First Closing and each Subsequent Closing, a registration statement on Form SB-2  or Form S-1 (or if Form S-3 is available, on Form S-3) (the “Registration Statement”) for the resale of the shares of Common Stock issuable to the Investor and Other Investors upon conversion of the Convertible Preferred Stock and upon exercise of the Warrants, and use its commercially reasonable efforts to cause the Registration Statement to become effective within 120 days after such closing.  The Company agrees to make such filings as are necessary to keep the Registration Statement effective until the earlier of (A) the date that the investors have completed the distribution related to the Common Stock, or (B) such time that all Common Stock then held by the investors (including shares of Common Stock issuable upon conversion of Preferred Stock held by the investors) can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act.

Liquidated Damages:  In the event that the Company shall fail to cause the Registration Statement to be timely filed, timely declared effective, or to be kept effective (other than pursuant to customary permissible suspension periods), the Company shall pay as liquidated damages the amount of 1% per month of the aggregate purchase price for the securities remaining to be sold pursuant to the Registration Statement or such lesser amount that is the maximum permitted under applicable SBA rules and regulations.

In the event that the Company’s Common Stock is no longer registered under the Securities Exchange Act of 1934, as amended following completion of the First Closing, or for any reason the Company does not register for resale all shares of Common into which the Convertible Preferred converts, as provided for above, Investor and each Other Investor shall have the following registration rights with respect to the Common Stock into which such investor’s Convertible Preferred converts:

(1)     Demand Registration Rights.  If, at any time after the initial purchase of the Convertible Preferred Stock, holders of at least 20% of the Common Stock issued or issuable upon conversion of the Convertible Preferred Stock request that the Company file a Registration Statement covering at least 10% of the Common issued or issuable upon conversion of the Convertible Preferred (or any lesser percentage if the anticipated aggregate offering price would exceed $2,000,000), the Company shall cause the shares attributable to the Convertible Preferred Stock to be registered.  The Company shall not be obligated to effect more than two registrations per year under these demand right provisions.

(2)     Registration on Form S-3:  Holders of Common issued or issuable upon conversion of the Convertible Preferred Stock shall have the right to require the Company to file unlimited Registration Statements on Form S-3 (or any equivalent successor form), provided the Company is otherwise eligible to use Form S-3 for such a registration and the anticipated aggregate offering price in each registration on Form S-3 exceeds $1,000,000.

(3)     Piggy-Back Registration: Holders of Common issued or issuable upon conversion of the Convertible Preferred Stock shall be entitled to unlimited “piggy-back” registration rights on all registrations of the Company.

(4)     Transfer of Registration Rights: The registration rights may be transferred to any transferee permitted under applicable Federal and state securities laws, provided that the Company is given written notice thereof and provided that the transferee agrees in writing to be bound by the terms of the stock purchase agreement and other agreements relating to this transaction.

(5) Costs: The Company shall bear all expenses relating to all such preparation and filings.

(6) Indemnification: The Company shall provide the Investors with the maximum indemnification allowed under applicable law with regard to the registration rights.

Regulatory Costs

The Company shall be responsible for completing and shall bear all costs associated with all regulatory filings that are necessary in connection with the transactions described herein, including, without limitation, U.S. Securities and Exchange Commission filings (whether these filings are made by the Company, the purchasers of the Convertible Preferred Stock or their affiliates), blue sky filings and/or other necessary filings under applicable securities market or exchange rules and regulations.

Board of Directors:

The authorized number of directors shall be seven (7).  Four (4) of the seven directors shall be designated by the holders of a majority of the Convertible Preferred Stock, two (2) of the directors shall be outsiders with significant industry experience who are reasonably acceptable to the holders of a majority of the Convertible Preferred Stock, and one (1) of the directors shall be the CEO of the Company.

D&O Insurance:	As promptly as practicable after the First Closing, the Company shall use best efforts to obtain and maintain in force $10 million in director and officer liability insurance coverage.

SBA Provisions:

The Company shall make such representations, warranties and covenants, and shall provide such documentation and information rights as may be necessary (e.g., certification that at the time of Investor’s investment the Company is a “small” business, has the majority of its operations in the US, and is not engaged in oil and gas exploration, movie production or certain other prohibited activities), to satisfy the requirements of the SBA in regard to investment by Investor in the Company.

Documentation:

The purchase of the Convertible Preferred Stock shall be made pursuant to a Stock Purchase Agreement, Investor Rights Agreement, Voting Agreement (if applicable) and Amended and Restated Certificate of Incorporation (or if appropriate, certificate of designation) to be drafted by counsel to the Investor. Such agreements and other documents shall contain, among other things, appropriate representations and warranties (including, without limitation, reps and warranties concerning the Intellectual Property, the financial condition of the Company, the absence of litigation or threats thereof, and full disclosure of all material information), covenants, protective provisions, and conditions of closing including those noted above.

Miscellaneous:

Customary provisions, including applicable law (Delaware), severability, assignment (except as provided under the rights of first refusal above, holders of Convertible Preferred Stock shall be free to assign or transfer their Convertible Preferred Stock or rights hereunder to any party permitted under applicable federal and state securities laws, as long as transferee agrees to the terms and obligations of the Convertible Preferred Stock, respectively), etc.

Transaction Expenses:

The Company shall pay, reimburse or otherwise satisfy, upon demand of Investor, all fees, costs and expenses incurred and/or undertaken by Investor relating to the preparation for, development of and implementation of the Recapitalization Plan set forth in the Recapitalization Agreement, including, without limitation, all due diligence expenses and all expenses relating to the Bridge Funding and the Anticipated Equity Financing  and the transactions contemplated hereby and by the Recapitalization Agreement and the documentation of all of the foregoing (including, without limitation all legal fees and expenses).  This obligation shall apply regardless of whether or not all of the transactions contemplated in the Recapitalization Agreement close. At each closing of the Anticipated Equity Financing, at Investor’s sole discretion, and with respect to any or all of such fees, costs and expenses accrued through such closing, the Company shall (a) pay Investor in cash concurrently with such closing (or at Investor’s sole discretion, Investor may withhold such amount from the wire of investments proceeds), (b) issue a promissory note in the form of the Notes in principal amount equal to such fees, costs and expenses; or (c) treat such fees, costs and expenses as an unsecured payable.  At any time following such closing, Investor may require any amounts that it elected to have the Company treat as unsecured amounts payable to be paid in cash or satisfied by issuance of a Note in the principal amount of some or all of such unsecured obligation.

Cross-default:

The Company acknowledges that the financing contemplated by this term sheet is part of an integrated Recapitalization Plan, as set forth in the Recapitalization Agreement.  The Company further acknowledges and agrees that this term sheet is subject to all terms and conditions set forth in the Recapitalization Agreement and the other Related Recapitalization Documents and that the Recapitalization Agreement and the other Related Recapitalization Documents are subject to all terms and conditions set forth in this Term Sheet. The Company agrees that any default by the Company under any provision of this Term Sheet, the Recapitalization Agreement or any of the other Related Recapitalization Documents will constitute a default under this Term Sheet, each other Related Recapitalization Document and the Recapitalization Agreement.

Standstill/exclusivity:	The standstill/exclusivity provision in the Recapitalization Agreement shall remain in full force and effect during the Equity Financing Period.

Termination

The Company’s obligations to issue any securities in connection with the Anticipated Equity Financing may terminate only in accordance with Section 3.2 of the Recapitalization Agreement; however, such termination shall not have any impact on the other rights and obligations of the parties under the Recapitalization Agreement or the Related Recapitalization Documents, except as explicitly set forth in Section 3.2 of the Recapitalization Agreement.

No Offer	For purposes of applicable securities laws, this Term Sheet does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein.

Binding Agreement

This Term Sheet constitutes a binding commitment on the part of the Company.  The obligations of Investor and Other Investors under this Term Sheet are subject to the conditions contained herein and in the Related Recapitalization Documents.

Agreed and Accepted:

TOUCAN CAPITAL FUND II, LP	NORTHWEST BIOTHERAPEUTICS, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Exhibit K-1

Form of October 22 Bridge Warrant

(Filed herewith as Exhibit 10.3)

Exhibit K-2

Form of November Bridge Warrant

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR UNLESS SUCH TRANSACTION IS IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

NORTHWEST BIOTHERAPEUTICS, INC.

WARRANT

No. BW-	2004

          THIS CERTIFIES THAT, for value received, TOUCAN CAPITAL FUND II, L.P., with its principal office at 7600 Wisconsin Avenue, Suite 700, Bethesda, MD 20814, and/or its designees or assigns (collectively, the “Holder”), is entitled to subscribe for and purchase from NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation, with its principal office at 22322 20th Avenue SE, Suite 150, Bothell, Washington 98021 (the “Company”), such number of Exercise Shares as provided herein at the Exercise Price (each subject to adjustment as provided herein).  This Warrant is being issued pursuant to the terms of the Amended and Restated Recapitalization Agreement, dated July 30, 2004, as amended on October 22, 2004, by and among the Company and the Holder (the “Recapitalization Agreement”).

          1.          DEFINITIONS.  Capitalized terms used but not defined herein shall have the meanings set forth in the Recapitalization Agreement or Related Recapitalization Document, as applicable.  As used herein, the following terms shall have the following respective meanings:

                       (a)           “Capital Stock” shall mean the securities for which this Warrant is exercisable as provided in Section 2.2 hereof.

                       (b)           “Denominator Share Price” shall mean $0.10.

                       (c)           “Exercise Period” shall mean the period commencing on the date of issuance of this Warrant and ending seven (7) years after the date of issuance of this Warrant.

                       (d)           “Exercise Price” shall mean the lesser of (i) $0.10 per share (subject to adjustment as provided in Section 5) or (ii) a 35% discount to the average closing price during the twenty trading days prior to the first closing of the sale by the Company of Preferred Stock as contemplated by the Recapitalization Agreement; provided, however, that in no event will the Exercise Price be less than $0.04 per share (subject to adjustment pursuant to Section 5).

                       (e)           “Exercise Shares” shall mean a number of shares of Capital Stock equal to the quotient of (i) 100% (i.e., 1.0) multiplied by the Note Amount, divided by (ii) the Denominator Share Price, which in this case equals 5,000,000 shares of Capital Stock, subject to adjustment pursuant to the terms herein.

                       (f)          “Note Amount” shall mean $500,000.

          2.          EXERCISE OF WARRANT The rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

                        (a)          An executed Notice of Exercise in the form attached hereto;

                        (b)          Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

                        (c)          This Warrant.

          Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.  In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

          The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.
          2.1          Net Exercise.  Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B)

A

Where	X =	the number of Exercise Shares to be issued to the Holder

Y =		the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

A =		the fair market value of one Exercise Share (at the date of such calculation)

B =		Exercise Price (as adjusted to the date of such calculation)

          For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each Exercise Share is convertible at the time of such exercise.

          2.2          Securities for Which Warrant is Exercisable.  In the event the Convertible Preferred Stock is approved and authorized, and the terms and conditions are the same as set forth in the Recapitalization Agreement and in the Convertible Preferred Stock Term Sheet, and Other Investors have purchased in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments) a minimum of $15 million of such Convertible Preferred Stock, on the terms and conditions set forth in the Recapitalization Agreement and in the Convertible Preferred Stock Term Sheet, then, subject to Section 5 hereof, this Warrant shall be exercisable solely for such Convertible Preferred Stock.  However, if, for any reason, such Convertible Preferred Stock is not approved or authorized, and/or is approved or authorized on any terms different than any terms set forth in the Recapitalization Agreement and in the Convertible Preferred Stock Term Sheet, and/or if Other Investors have not purchased in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments) a minimum of $15 million of such Convertible Preferred Stock, on the terms and conditions set forth in the Recapitalization Agreement and in the Convertible Preferred Stock Term Sheet, this Warrant shall be exercisable for any Equity Security and/or Debt Security and/or any combination thereof, in each case that Holder shall designate in Holder’s sole discretion.

          3.          COVENANTS OF THE COMPANY.

                       3.1          Covenants as to Exercise Shares.  The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares and the Company’s Common Stock to provide for the exercise of the rights represented by this Warrant and the subsequent conversion of the Exercise Shares.  If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company’s equity securities or the Company’s Common Stock shall not be sufficient to permit exercise of this Warrant or the subsequent conversion of the Exercise Shares, then, in addition to such other remedies as may be available to Holder, including, without limitation, the exercise of Holder’s right of first refusal set forth in Section 2.7(f) of the Recapitalization Agreement, the Company will take such corporate action as shall be necessary to increase its authorized but unissued shares of such series of the Company’s equity securities or the Company’s Common Stock, as appropriate, to such number of shares as shall be sufficient for such purposes.

                       3.2          Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                       3.3          No Impairment.  The Company shall not, by amendment of its Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, omission or agreement, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under and/or in connection with this Warrant, but shall at all times in good faith use best efforts to assist in carrying out of all the provisions of and/or relating to this Warrant and in taking all such action as may be necessary or appropriate to protect Holder’s rights, preferences and privileges under and/or in connection with this Warrant against impairment.   The Holder’s rights, preferences and privileges granted under and/or in connection with this Warrant may not be amended, modified or waived without the Holder’s prior written consent, and the documentation providing for such rights, preferences and privileges will specifically provide as such.

                       3.4          Registration Rights.  The Company agrees that the Underlying Shares (as defined below) shall be “registrable securities” (or terms of similar impact) under any agreement executed by the Company as part of the Anticipated Equity Financing, or any other agreement executed by the Company in lieu of, and/or in addition to, the Anticipated Equity Financing, in each case, for purposes of providing registration rights under the Act to holders of shares of Capital Stock, and the Company shall ensure that any such agreement conforms with the requirements of this Section 3.4.  Such registration rights may not be amended, modified or waived without the prior written consent of the Holder.

          4.          REPRESENTATIONS OF HOLDER.

                       4.1          Acquisition of Warrant for Personal Account.  The Holder represents and warrants that it is acquiring the Warrant, the Exercise Shares and the shares of Common Stock issuable upon conversion of the Exercise Shares (the “Underlying Shares”) solely for its account for investment and not with a view to or for sale or distribution of said Warrant, Exercise Shares or Underlying Shares, or any part thereof except in compliance with applicable federal and state securities laws.  The Holder also represents that the entire legal and beneficial interests of the Warrant, the Exercise Shares and the Underlying Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

                       4.2          Securities Are Not Registered.

                                       (a)          The Holder understands that the Warrant, the Exercise Shares and the Underlying Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected by the Holder.  The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities.  The Holder has no such present intention.

                                       (b)          The Holder recognizes that the Warrant, the Exercise Shares and the Underlying Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available; provided, however, the parties acknowledge and agree that the Company has an obligation to register the Underlying Shares as provided in the Recapitalization Agreement and the Convertible Preferred Stock Term Sheet.

                                       (c)          The Holder is aware that neither the Warrant, the Exercise Shares nor the Underlying Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

                       4.3          Disposition of Warrant, Exercise Shares and Underlying Shares.

                                       (a)          The Holder further agrees not to make any disposition of all or any part of the Warrant, the Exercise Shares or the Underlying Shares in any event unless and until:

                                                      (i)          The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

                                                      (ii)          There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                                                      (iii)          The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and such disposition shall not be contrary to any applicable federal and/or state securities laws.

                                       (b)          The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR UNLESS SUCH TRANSACTION IS IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                       4.4          Accredited Investor Status.  The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

          5.          ADJUSTMENT OF EXERCISE PRICE AND EXERCISE SHARES.

                       5.1          Changes in Securities.  In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.  For purposes of this Section 5, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant.  The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

                       5.2          Automatic Conversion.  Upon the automatic conversion of all outstanding shares of the series of equity securities comprising the Exercise Shares into Common Stock, if applicable, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the Exercise Shares would then be convertible, so long as such shares, if this Warrant had been exercised prior to such offering, would have been converted into shares of the Company’s Common Stock pursuant to the Company’s Certificate of Incorporation.  In such case, all references to “Exercise Shares” shall mean shares of the Company’s Common Stock issuable upon exercise of this Warrant, as appropriate.

                       5.3          Dilutive Issuances.  If at any time prior to exercise of this Warrant, the Company issues or sells, or is deemed to have issued or sold, additional shares of Capital Stock for a nominal or effective price less than the then effective Exercise Price (a “Dilutive Issuance”), then and in each such case, the then existing Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, to the price at which such shares are issued or sold, or deemed to be issued or sold.  For purposes of this Section 5.3, the Company will be deemed to have issued or sold additional shares of Capital Stock if it issues any security or instrument convertible, exercisable or exchangeable for Capital Stock, or if it promises, undertakes, commits, agrees or enters into any letter of intent to do so.  Notwithstanding the foregoing, (i) no further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Capital Stock upon the conversion, exercise or exchange of any such instrument or in satisfaction of any such undertaking, commitment, agreement or letter of intent, and (ii) no adjustment of the Exercise Price shall be made as a result of the actual issuance of any shares of Common Stock pursuant to either (X) the exercise of those certain options to purchase up to 35,000 shares of Common Stock at a purchase price of $0.0001 per share that were outstanding on April 26, 2004 and held by members of the Board of Directors of the Company; or (Y) the exercise of the Initial Bridge Warrants.

                       5.4          Certificate of Adjustments.  Upon each adjustment of the Exercise Price and/or Exercise Shares, the Company shall promptly notify the Holder in writing and furnish the Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based.

          6.          FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

          7.          TRANSFER OF WARRANT.  Subject to applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at any time or times by the Holder, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.  The transferee shall sign a customary investment letter in form and substance reasonably satisfactory to the Company.

          8.          LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

          9.          AMENDMENT.  Any term of this Warrant may be amended or waived only with the written consent of the Company and the Holder.

          10.         NOTICES, ETC.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon actual delivery to the recipient.   All communications shall be sent to the Company and to the Holder at the addresses listed on the signature page hereof or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

          11.         GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware without giving effect to conflicts of laws principles.

[Signature Page Follows]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

NORTHWEST BIOTHERAPEUTICS, INC.

By

Name: Alton Boynton

Title: President

		Address:	22322 20th Avenue SE
Suite 150
Bothell, WA 98021
Fax: (425) 608-3146

ACKNOWLEDGED AND AGREED:

TOUCAN CAPITAL FUND II, LP

By

Name: Linda Powers

Title: Managing Director

Address:	7600 Wisconsin Avenue
Suite 700
Bethesda, MD 20814
Fax: (240) 497-4060

[Signature Page to Warrant No. BW-__]

NOTICE OF EXERCISE

TO:     NORTHWEST BIOTHERAPEUTICS, INC.

            (1)          ☐          The undersigned hereby elects to purchase ________ shares of ___________ (the “Exercise Shares”) of NORTHWEST BIOTHERAPEUTICS, INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                           ☐          The undersigned hereby elects to purchase ________ shares of __________ (the “Exercise Shares”) of NORTHWEST BIOTHERAPEUTICS, INC. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

            (2)          Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

          (3)          The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in accordance with applicable federal and state securities laws; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition or unless such transaction is in compliance with applicable federal and state securities laws.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form
and supply required information.  Do not use this
form to purchase shares.)

          FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated:	__________, 20__

Holder’s Signature:

Holder’s Address:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.